New Issue Computational Materials

Part I of II

$350,580,000 (Approximate)

GMACM Home Equity Loan Trust 2007-HE3
Issuing Entity

Residential Asset Mortgage Products, Inc.
Depositor

SEC File No. 333-140609

GMAC Mortgage, LLC
Sponsor and Servicer

October 21, 2007

                          Any transactions in the notes will be effected through Residential Funding Securities, LLC.

Expected Timing:         Pricing Date:          On or about October 24, 2007
                         Closing Date:          On or about October 26, 2007
                         First Payment Date:    November 26, 2007

Structure:               Initial Collateral:    Approximately $401,351,761.84 Closed-End, Fixed-Rate, Primarily Second-Lien
                                                Home Equity Loans
                         Rating Agencies:       Moody's and Standard & Poor's

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the notes will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC. ("RFS") based on information with respect to the mortgage loans provided by GMAC Mortgage, LLC ("GMACM") and its affiliates. RFS is a wholly owned subsidiary of
Residential Funding Company, LLC ("RFC").  GMACM is an affiliate of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR  HAS  FILED A  REGISTRATION  STATEMENT  (INCLUDING  A  PROSPECTUS)  WITH  THE SEC FOR THE  OFFERING  TO  WHICH  THIS
COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE
DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS
AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER
PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING  TOLL-FREE  (888)
523-3990.

The notes may not be suitable for all  investors.  RFS and its affiliates  may acquire,  hold or sell positions in these notes,  or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The notes referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such note or any similar note and RFS's obligation to deliver such note is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such note when, as and if issued by the issuing entity.  You are advised that the terms of the notes of any series, and the characteristics of the mortgage loan pool backing them, may change
(due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that notes may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such notes to you is conditioned on the mortgage loans and notes having the characteristics described in these materials.  If for any reason RFS does not deliver such notes, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the notes which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

This free  writing  prospectus  is being  delivered to you solely to provide you with  information  about the offering of the notes referred  to in this free  writing  prospectus  and to solicit an offer to purchase  the notes,  when,  as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the notes until we have  accepted  your offer to purchase  notes.  We will not accept any offer by you to purchase  the notes,  and you will not have any  contractual  commitment to purchase any of the notes until after you have received the  preliminary  prospectus.
You may withdraw your offer to purchase  notes at any time prior to our  acceptance  of your offer.  The  information  in this free writing prospectus supersedes any information contained in any prior materials relating to the notes.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the notes mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these notes prior to the time of your commitment to purchase any notes.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these notes in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions;
there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in notes, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such notes, commodities or derivative instruments. In addition, RFS may make a market in the notes referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

Preliminary Term Sheet                                                 Prepared: October 21, 2007

                                                       $350,580,000 (Approximate)
                                                 GMACM HOME EQUITY LOAN TRUST 2007-HE3

_____________________________________________________________________________________________________________________________________________
                                   WAL (Years)       Payment Window
  Class(1),                          Call and      Call and Maturity                                  Expected Ratings     Expected Legal
  (2), (3)     Note Balance(4)     Maturity (5)       (Months) (5)     Note Rate      Note Type        (S&P/Moody's)       Final Maturity
_____________________________________________________________________________________________________________________________________________
I-A-1              $113,850,000    2.04 / 2.20      1 - 78 / 1 - 169    Fixed(6)     Super Senior         AAA/Aaa          September 2037
I-A-2               $15,477,000    2.04 / 2.20      1 - 78 / 1 - 169    Fixed(6)    Senior Support        AAA/Aaa         September 2037
II-A-1             $143,014,000    2.08 / 2.28      1 - 78 / 1 - 176    Fixed(6)     Super Senior         AAA/Aaa         September 2037
II-A-2              $19,441,000    2.08 / 2.28      1 - 78 / 1 - 176    Fixed(6)    Senior Support        AAA/Aaa         September 2037
M-1                 $31,707,000    4.91 / 5.47     44 - 78 / 44 - 159   Fixed(6)      Mezzanine            AA/Aa2         September 2037
M-2                 $27,091,000    4.71 / 5.25     40 - 78 / 40 - 149   Fixed(6)      Mezzanine             A/A2          September 2037
        Total      $350,580,000
_____________________________________________________________________________________________________________________________________________

(1)  The Class I-A-1 and Class I-A-2 Notes are backed by a pool of closed-end, fixed-rate, primarily second-lien home equity loans
     (the "Group I Mortgage Loans").
(2)  The Class II-A-1 and Class II-A-2 Notes are backed by a pool of closed-end, fixed-rate, primarily second-lien home equity loans
     (the "Group II Mortgage Loans").
(3)  The Class M-1 and M-2 Notes are backed by both the Group I Mortgage Loans and the Group II Mortgage Loans.
(4)  Subject to a plus or minus 10% variance.
(5)  The Weighted Average Life and Payment Windows are shown to the Optional Redemption (as defined herein) and to maturity based on the 100% Pricing Prepayment Assumption (as described herein).
(6)  The Note Rate on the Notes will be equal to the lesser of (i) a fixed rate determined at pricing and (ii) the related Net WAC
     Rate.

Depositor:                     Residential Asset Mortgage Products, Inc.

Seller and Servicer:           A trust  established  by GMAC Mortgage,  LLC ("GMACM") will be the Seller of the mortgage  Loans.  GMACM will be the Servicer of the mortgage loans.

Lead Manager:                  Residential Funding Securities, LLC

Co-Managers:                   [TBA]

Owner Trustee:                 Wilmington Trust Company.

Indenture Trustee:             Bank of New York Trust Company, N.A.

Notes:                         The Class  I-A-1 and Class  I-A-2  Notes,  the  ("Group I Class A  Notes"),  the Class  II-A-1 and Class
                               II-A-2  Notes,  the ("Group II Class A Notes,"  and,  collectively  with the Group I Class A Notes,  the
                               "Class A Notes"),  the Class M-1 and Class M-2 Notes, (the "Class M Notes").  The Group I Class A Notes,
                               Group II Class A Notes and the Class M Notes are  referred to herein  collectively  as the  "Notes." The
                               Notes are being offered publicly.

Federal Tax Status:            It is anticipated that the Notes will represent ownership of regular interests in a real estate mortgage investment conduit and will be treated as representing ownership of debt for federal income tax purposes.

Registration:                  The Notes will be available in book-entry  form through DTC and only upon request  through  Clearstream,
                               Luxembourg and the Euroclear System.

Cut-off Date:                  October 1, 2007.

Data Date:                     October 16, 2007.

Expected Pricing Date:         On or about October 24, 2007.

Expected Closing Date:         On or about October 26, 2007.

Payment Date:                  The 25th day of each month (or if not a business day, the next  succeeding  business day)  commencing in
                               November 2007.

Interest Accrual Period:       The Interest  Accrual Period with respect to the Notes will be the calendar  month  proceeding the month in which  such  Payment  Date  occurs.  Interest  on the six Notes will  accrue on a 30-day  month and a
                               360-day year.

Accrued Interest:              The price to be paid on the Closing Date by  investors  for the Notes will  include  "Accrued  Interest"
                               from October 1, 2007 up to, but not including, the Closing Date (25 days).

Credit Enhancement:            Subordination, Excess Spread, and overcollateralization.

ERISA Eligibility:             The Notes are expected to be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements subject to Title I of ERISA or Section 4975 of the Code.
                               Prospective investors must review the Prospectus and Prospectus Supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Notes.

SMMEA Treatment:               The Notes will not constitute "mortgage related securities" for purposes of SMMEA.

Optional Redemption:           A principal payment may be made to redeem the Notes upon the exercise by the Servicer of its option to purchase the Mortgage Loans together with the assets of the trust after the aggregate principal balance of the Notes (prior to giving effect to any payments on that payment date) has been reduced to an amount less than 10% of the aggregate principal balance of the Notes as of the Closing Date.

Pricing Prepayment
Assumption:                   10% CPR in the first month of the life of the home equity loans, building to 28% CPR over the first 12 months, remaining constant at 28% thereafter.

Group I Net Loan Rate:        The "Group I Net Loan Rate" for any Group I Mortgage Loan will be equal to the mortgage rate for such
                              Mortgage Loan less the servicing fee rate.

Group II Net Loan Rate:       The "Group II Net Loan Rate" for any Group II Mortgage Loan will be equal to the mortgage rate for such
                              Mortgage Loan less the servicing fee rate.

Group I Net WAC Rate:          The  "Group I Net WAC Rate"  means,  for each  payment  date,  a per annum  rate  equal to the  weighted average of the Group I Net Loan Rates.

Group II Net WAC Rate:         The "Group II Net WAC Rate"  means,  for each  payment  date,  a per annum  rate  equal to the  weighted average of the Group II Net Loan Rates.

Subordinate Net WAC Rate:      With respect to any Payment Date and the Class M Notes, a per annum rate equal to the weighted average of the Group I Net WAC Rate and the Group II Net WAC Rate, weighted on the basis of the Subordinate
                               Component for the related loan group

Group I Mortgage

Loans:                         As of the Cut-off  Date,  the  aggregate  principal  balance of the initial  Group I Mortgage  Loans was approximately  $177,891,857,  the "Group I Mortgage  Loans",  which  consisted  of a pool of  conforming balance  mortgage loans.  See the attached  collateral  descriptions  for additional  information on the
                               Group I Mortgage Loans.

Group II Mortgage

Loans:                         As of the Cut-off Date,  the  aggregate  principal  balance of the initial  Group II Mortgage  Loans was approximately  $223,459,905,  the "Group II Mortgage Loans," which consisted of a pool of conforming and non-conforming  balance  mortgage  loans.  See  the  attached  collateral  descriptions  for  additional information  on the  Group II  Mortgage  Loans.  The Group II  Mortgage  Loans  are  referred  to herein together with the Group I Mortgage Loans as the "Mortgage Loans."

Excess Spread:                 With respect to any Payment  Date for that payment  date,  the excess,  if any, of interest  collections for  the calendar month  preceding the month of that payment date, over the amounts paid on that payment date to the holders of the notes in respect of interest at the related Note Rate.

Overcollateralization
Amount:                        The  "Overcollateralization  Amount" is equal to the excess of the  aggregate  principal  balance of the aggregate of the Group I Mortgage  Loans and the Group II Mortgage  Loans over the  aggregate  principal balance of the Notes.  On any  Payment  Date,  to the  extent the  Overcollateralization  Amount is less
                               than  the   Overcollateralization   Target  Amount,   Excess  Spread  will  be  directed  to  build  the
                               Overcollateralization  Amount until the  Overcollateralization  Target Amount is reached. On the Closing
                               Date the  Overcollateralization  Amount will be equal to approximately 12.65% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization
Increase Amount:               With respect to any payment date, the amount necessary to increase the Overcollateralization Amount to the Overcollateralization Target Amount.

Overcollateralization Target
Amount:                        On any  Payment  Date  prior to the  Stepdown  Date,  Excess  Spread  will be  applied  as a payment  of principal on the Class A Notes, then entitled to principal,  to build the  Overcollateralization  Amount until such amount  equals  12.65% of the sum of the aggregate  principal  balance of the Mortgage  Loans as of the Cut-off Date (the  "Overcollateralization  Target  Amount").  On or after the  Stepdown  Date, the  Overcollateralization  Target Amount will be allowed to step down to a certain amount (specified in the Indenture,  subject to certain performance triggers) provided that the Overcollateralization  Target
                               Amount may not be less than 0.50% of the  aggregate  principal  balance of the Mortgage  Loans as of the
                               Cut-off Date, the ("Overcollateralization Floor").

Stepdown Date:                 The earlier to occur of (i) the Payment Date immediately succeeding the Payment Date on which the aggregate Note Balance of the Class A Notes have been reduced to zero or (ii) the later to occur of
                               (x) the payment date in November 2010 and (y) the first Payment Date on which the Senior Enhancement
                               Percentage (calculated for this purpose only after taking into account payments of principal on the mortgage loans due on the related due date or received during the related prepayment period but prior to distribution of the Principal Distribution Amount in respect of the notes then entitled to distributions of principal on such Payment Date) is greater than or equal to approximately 54.60%.
Senior Enhancement
Percentage:                    With respect to any Payment Date, the Senior  Enhancement  Percentage  will be equal to a fraction,  the numerator of which is the sum of (x) the aggregate Note Balance of the Class M Notes  immediately  prior to that Payment Date and (y) the  Overcollateralization  Amount,  in each case prior to the distribution of the  Principal  Distribution  Amount  on such  Payment  Date,  and the  denominator  of  which is the aggregate  principal  balance of the mortgage loans after giving effect to  distributions  to be made on that Payment Date.

Subordination Percentage:      With respect to the each class of Class A Notes and Class M Notes, the respective approximate percentage set forth in the table below:
                               Class Percentage:
                               Class A Notes 45.40%
                               Class M-1 Notes 61.20%
                               Class M-2 Notes 74.70%

Subordinate Component:         With respect to each loan group and any Payment Date, the positive excess, if any, of the aggregate principal balance of the mortgage loans in that loan group, over the aggregate Note Balance of the related Class A Notes, in each case immediately prior to that Payment Date.

Trigger Event:
(subject to change)            A Trigger Event is in effect with respect to any Payment Date on or after the Stepdown Date if either
                               (a) the Sixty-Plus Delinquency Percentage, as determined on that Payment Date, exceeds 7.10% of the
                               Senior Enhancement Percentage for that Payment Date or (b) the aggregate amount of Realized Losses on the mortgage loans as a percentage of the  aggregate principal balance as of the Cut-off Date exceeds the applicable amount set forth below:

                               o    November 2009 through October 2010: 3.00%.

                               o    November 2010 to October 2011: 3.00% with respect to November 2010, plus an additional 1/12th of
                                    1.00% for each month through October 2011.

                               o    November 2011 to October 2012:4.00% with respect to November 2011, plus an additional 1/12th of
                                    1.00% for each month through October 2012.

                               o    November 2012 to October l 2013: 5.00% with respect to November 2012, plus an additional 1/12th of
                                    0.25% for each month through October 2013.

                               o    November 2013 and thereafter: 5.25%.

Priority of Interest
Distributions:             Interest distributions to the holders of the Notes will be made generally as follows:
                           From principal and interest collections, distribution of accrued and unpaid interest (less any Relief Act
                           Shortfalls) to the holders of Notes to the extent of the principal and interest collections (after payment of the fees and expenses of the trust) in the following order of priority:
                               (i)     To the Class A Notes, pursuant to the Class A Interest Distribution Priority described below;
                               (ii)    To the Class M-1 Notes; and
                               (iii)   To the Class M-2 Notes.

Class A Interest
Distribution Priority:
                               With respect to each class of Class A Notes and any Payment Date,  the amount  available for payment of accrued interest thereon for that Payment Date plus accrued interest thereon  remaining unpaid from any prior Payment Date, in the amounts and priority as follows:

                                    (i)     First,  concurrently,  to the Class I-A-1 Notes and Class I-A-2 Notes,  pro rata, from the interest  collections  related to the Group I Mortgage Loans and to the Class II-A-1 Notes
                                            and Class II-A-2 Notes,  pro rata, from the interest  collections  related to the Group II
                                            Mortgage Loans;

                                    (ii)    Second,  to the Class I-A-1  Notes and Class I-A-2  Notes,  pro rata,  from the  remaining interest  collections  related to the Group II Mortgage Loans or to the Class II-A-1 Notes
                                            and Class II-A-2 Notes, pro rata, from the remaining interest  collections  related to the
                                            Group I Mortgage  Loans,  as needed after taking into account any  distribution in respect of interest on the Class A Notes made in (i) above;

                                    (iii)   Third,  concurrently,  from the  principal  collections  related  to the Group I  Mortgage
                                            Loans to the Class I-A-1 Notes and Class I-A-2  Notes,  pro rata,  and from the  principal collections  related  to Group II  Mortgage  Loans to the  Class  II-A-1  Notes  and Class
                                            II-A-2  Notes,  pro rata,  after  taking  into  account  any  distributions  in respect of interest on the Class A Notes made in (i) and (ii) above; and,

                                    (iv)    Fourth,  from the remaining  principal  collections  related to Group II Mortgage Loans to the Class I-A-1 Notes and Class I-A-2 Notes,  pro rata,  or from the  remaining  principal collections  related to Group I Mortgage  Loans to the Class II-A-1 Notes and Class II-A-2
                                            Notes,  pro rata,  as needed  after taking into  account any  distributions  in respect of interest on the Class A Notes made in (i), (ii) and (iii) above.
Class A Principal
Distribution Amount:           With respect to any Payment Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a
                               Trigger Event is in effect for that Payment Date, the Principal Distribution Amount for that Payment
                               Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Payment Date, the lesser of: (1) the Principal Distribution Amount for that Payment Date; and (2) the excess, if any, of (A) the aggregate Note Balance of the Class A Notes immediately prior to that Payment Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate principal balance of the mortgage loans after giving effect to distributions to be made on that Payment Date and (y)  the aggregate principal balance of the mortgage loans after giving effect to distributions to be made on that Payment Date, over the Overcollateralization Floor.
Group I Principal
Distribution Amount:           On any Payment Date, the Class A Principal Distribution Amount for that Payment Date multiplied by a fraction, the numerator of which is the portion of the principal collections related to the Group I
                               Mortgage Loans for that Payment Date and the denominator of which is the principal collections for all of the respective mortgage loans for that Payment Date.
Group II Principal
Distribution Amount:           On any Payment Date, the Class A Principal Distribution Amount for that Payment Date multiplied by a fraction, the numerator of which is the portion of the principal collections related to the Group II
                               Mortgage Loans for that Payment Date and the denominator of which is the principal collections for all of the respective mortgage loans for that Payment Date.
Priority of Principal
Distributions:                 Holders of each class of Class A Notes will be entitled to receive on each Payment Date, to the extent of the available distribution amount remaining after the interest distribution amount is distributed, a distribution allocable to principal in the manner as follows:
                               A.     The Group I Principal Distribution Amount will be distributed as follows:
                                      First:  to the Class I-A-1 Notes and the Class I-A-2 Notes,  pro rata,  until the Note  Balances thereof have been reduced to zero; and
                                      Second:  to the Class II-A-1 Notes and the Class II-A-2 Notes, pro rata, until the Note Balances thereof have been reduced to zero.
                               B.     The Group II Principal Distribution Amount will be distributed as follows:
                                      First:  to the he Class  II-A-1  Notes  and the Class  II-A-2  Notes,  pro rata,  until the Note
                                      Balances thereof have been reduced to zero.; and
                                      Second:  to the Class I-A-1 Notes and the Class I-A-2 Notes,  pro rata,  until the Note Balances thereof have been reduced to zero.
                               C.      Sequentially,  to the Class M-1 Notes until the Note Balance  thereof has been reduced to zero, then to the Class M-2 Notes until the Note Balance thereof has been reduced to zero.

Class M-1 Principal
Distribution Amount:           With respect to any Payment Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a
                               Trigger Event is in effect for that Payment Date, the remaining Principal Distribution Amount for that
                               Payment Date after distribution of the Class A Principal Distribution Amount or (ii) on or after the
                               Stepdown Date if a Trigger Event is not in effect for that Payment Date, the lesser of (1) the remaining Principal Distribution Amount for that Payment Date after distribution of the Class A
                               Principal Distribution Amount; and (2) the excess, if any, of (A) the sum of (1) the aggregate Note
                               Balance of the Class A Notes (after taking into account the payment of the Class A Principal
                               Distribution Amount for that Payment Date) and (2) the Note Balance of the Class M-1 Notes immediately prior to that Payment Date over (B) the lesser of (x) the product of (1) the applicable Subordination
                               Percentage and (2) the aggregate principal balance of the mortgage loans after giving effect to distributions to be made on that Payment Date and (y) the aggregate principal balance of the mortgage loans after giving effect to distributions to be made on that Payment Date, over the
                               Overcollateralization Floor.
Class M-2 Principal
Distribution Amount:           With respect to any Payment Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a
                               Trigger Event is in effect for that Payment Date, the remaining Principal Distribution Amount for that
                               Payment Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal
                               Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that
                               Payment Date, the lesser of (1) the remaining Principal Distribution Amount for that Payment Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal
                               Distribution Amount; and (2) the excess, if any, of (A) the sum of (1) the aggregate Note Balance of the Class A Notes and Class M-1 Notes (after taking into account the payment of the Class A Principal
                               Distribution Amount and Class M-1 Principal Distribution Amount for that Payment Date) and (2) the
                               Note Principal Balance of the Class M-2 Notes immediately prior to that Payment Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate principal balance of the mortgage loans after giving effect to distributions to be made on that
                               Payment Date and (y) the aggregate principal balance of the mortgage loans after giving effect to distributions to be made on that Payment Date, over the Overcollateralization Floor.

Priority of Distributions:
                               On each Payment Date, principal collections and interest collections will be allocated in the following order of priority:
                               •    first, from interest collections, to pay accrued and unpaid interest due on the Note Balance of the Notes in the priority as described under Priority of Interest Distributions above;
                               •    second, from the Principal Distribution Amount, to pay as principal on the Notes, an amount equal to the Principal Distribution Amount for that Payment Date, as described under Priority of
                                    Principal Distributions above;
                               •    third, from Excess Spread, to pay as principal on the Notes, an amount not to exceed the liquidation loss distribution amount for that Payment Date;
                               •    fourth, from remaining Excess Spread, to pay as principal on the Notes, an amount not to exceed the Overcollateralization Increase Amount for that Payment Date;
                               •    fifth, to pay the indenture trustee an amount not to exceed any unpaid expenses and other reimbursable amounts owed to the indenture trustee;
                               •    sixth, any remaining amount, to the distribution account, for distribution to the holders of the
                                    Certificates, as more fully described in the Prospectus Supplement and Prospectus.
Allocation of Losses:

                               1.   Any realized losses will be allocated in the following order of priority:

                               2.   To the Overcollateralization Amount, until it has been reduced to zero;

                               3.   To the Class M-2 Notes, until the Note Balance thereof has been reduced to zero;

                               4.   To the Class M-1 Notes, until the Note Balance thereof has been reduced to zero; and,

                               5.   For  losses on the  Group II  Mortgage  Loans,  first to the Class  II-A-2  Notes,  until the Note
                                    Balance thereof has been reduced to zero, and then to the Class II-A-1 Notes.

                               6.   For  losses on the Group I  Mortgage  Loans,  to the Class  I-A-2  Notes,  until the Note  Balance thereof has been reduced to zero, and then to the Class I-A-1 Notes

                                                       RATING AGENCY CONTACTS

______________________________________________________________________________________________________________________________________________
                                               NAME                                                            PHONE EXTENSION
______________________________________________________________________________________________________________________________________________
 Moody's:                                     Gregory Gemson                                                   (212) 553-2974

 S&P:                                         Anne Rossmann                                                    (212) 438-2610
______________________________________________________________________________________________________________________________________________

New Issue Computational Materials

Part II of II

$350,580,000 (Approximate)

GMACM Home Equity Loan Trust 2007-HE3
Issuing Entity

Residential Asset Mortgage Products, Inc.
Depositor

SEC File No. 333-140609

GMAC Mortgage, LLC
Sponsor and Servicer

October 19, 2007

                     Any transactions in the notes will be effected through Residential Funding Securities, LLC.

Expected Timing:         Pricing Date:          On or about October 24, 2007
                         Closing Date:          On or about October 26, 2007
                         First Payment Date:    November 26, 2007

Structure:               Initial Collateral:    Approximately $401,351,761.84 Closed-End, Fixed-Rate, Primarily Second-Lien
                                                Home Equity Loans
                         Rating Agencies:       Moody's and Standard & Poor's

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the notes will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC. ("RFS") based on information with respect to the mortgage loans provided by GMAC Mortgage, LLC ("GMACM") and its affiliates. RFS is a wholly owned subsidiary of Residential Funding Company, LLC ("RFC").  GMACM is an affiliate of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO WHICH THIS
COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE  PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND OTHER
DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU
MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR  ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO
CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The notes may not be suitable for all  investors.  RFS and its  affiliates  may acquire,  hold or sell positions in these notes, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The notes referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such note or any similar note and RFS's obligation to deliver such note is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such note when, as and if issued by the issuing entity.  You are advised that the terms of the notes of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that notes may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such notes to you is conditioned on the mortgage loans and notes having the characteristics described in these materials.  If for any reason RFS does not deliver such notes, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the notes which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

This free writing  prospectus is being delivered to you solely to provide you with information  about the offering of the notes  referred  to in this free  writing  prospectus  and to solicit an offer to  purchase  the notes,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a  contractual  commitment by you to purchase any of the notes until we have  accepted  your offer to purchase  notes.  We will not accept any offer by you to purchase the notes,  and you will not have any contractual  commitment to purchase any of the notes until after you have received the  preliminary  prospectus.  You may withdraw  your offer to purchase  notes at any time prior to our acceptance of your offer.  The information in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the notes.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the notes mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these notes prior to the time of your commitment to purchase any notes.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these notes in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further,
RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in notes, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such notes, commodities or derivative instruments. In addition, RFS may make a market in the notes referred to herein.

Finally,  RFS has not  addressed  the legal,  accounting  and tax  implications  of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

_____________________________________________________________________________________________________________________________
                                           Aggregate Pool of 2007 GMACM - HE3
                                                              Summary Statistics           Range (if Applicable)

Number of Loans:                                                     7,069
                                                                                             Minimum           Maximum

Aggregate Current Principal Balance:                            $401,351,761.84             $1,282.25        $797,521.37
Average Current Principal Balance:                                $56,776.31

Aggregate Original Principal Balance:                           $403,486,031.00             $7,300.00        $800,000.00
Average Original Principal Balance:                               $57,078.23

Weighted Average Gross Mortgage
Rate:                                                               9.047%                   4.250%            18.475%

Weighted Average Original Term to Maturity
(months):                                                             224                      60                360
Weighted Average Remaining Term to Maturity
(months):                                                             221                      56                358

Weighted Average Original Combined
LTV:                                                                82.79%                    5.24%            100.00%

Non-zero Weighted Average Credit
Score:                                                                717                      566               835

Non-zero Weighted Average Debt-to-Income
Ratio:                                                              39.21%                    4.66%            74.60%

Balloon Loans (% of Total) :                                        43.90%

Non-zero Weighted Average Junior
Ratio:                                                              25.81%                    0.98%            96.08%

Lien Position (1st/2nd):                                  1st (4.70%) / 2nd (95.30%)

Geographic Distribution (Top 5):                    CA              24.51%
                                                    FL               6.03%
                                                    TX               4.76%
                                                    NJ               4.51%
                                                    WA               4.39%

_____________________________________________________________________________________________________________________________

Original Principal Balances of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                                         Weighted    Non-zero
                                                                                                          Average    Weighted
                                                                       Current        Percentage of      Original    Average
                                                       Number of      Principal      loans by Current    Combined    Credit
Range of Original Principal Balance ($)                  Loans         Balance      Principal Balance    LTV Ratio     Score
_____________________________________________________________________________________________________________________________
$0.01 - $25,000.00                                       1,257      $26,127,155.23        6.51%           79.49%        704
$25,000.01 - $50,000.00                                  2,907      108,378,304.16        27.00            83.23        709
$50,000.01 - $75,000.00                                  1,410       87,242,511.70        21.74            85.02        716
$75,000.01 - $100,000.00                                  758        66,223,477.05        16.50            84.14        718
$100,000.01 - $125,000.00                                 281        31,642,612.43         7.88            83.26        719
$125,000.01 - $150,000.00                                 208        28,882,558.78         7.20            81.10        723
$150,000.01 - $175,000.00                                 85         13,821,145.21         3.44            78.21        725
$175,000.01 - $200,000.00                                 70         13,305,362.16         3.32            80.52        724
$200,000.01 - $225,000.00                                 20          4,180,294.63         1.04            76.35        724
$225,000.01 - $250,000.00                                 21          4,963,070.02         1.24            76.12        719
$250,000.01 - $275,000.00                                 11          2,888,294.42         0.72            82.07        742
$275,000.01 - $300,000.00                                 22          6,451,483.36         1.61            82.28        741
$300,000.01 - $325,000.00                                  8          2,510,860.54         0.63            73.51        758
$325,000.01 - $350,000.00                                  1            344,000.31         0.09            69.40        780
$350,000.01 - $375,000.00                                  3          1,074,463.48         0.27            86.08        795
$375,000.01 - $400,000.00                                  3          1,197,138.48         0.30            74.23        747
$400,000.01 - $425,000.00                                  2            822,138.06         0.20            82.95        792
$475,000.01 - $500,000.00                                  1            499,370.45         0.12            75.89        776
$775,000.01 - $800,000.00                                  1            797,521.37         0.20            64.00        787
_____________________________________________________________________________________________________________________________
Total:                                                   7,069     $401,351,761.84       100.00%          82.79%        717
_____________________________________________________________________________________________________________________________

As of the cut-off date, the average original principal balance of the Loans was approximately $57,078.

Current Principal Balances of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                            Percentage   Weighted    Non-zero
                                                                                             of loans    Average     Weighted
                                                                                            by Current   Original    Average
                                                            Number of         Current        Principal   Combined    Credit
Range of Current Principal Balance ($)                        Loans      Principal Balance    Balance    LTV Ratio     Score
_____________________________________________________________________________________________________________________________
$0.01 - $25,000.00                                            1,276         $26,508,434.42     6.60%       79.62%       704
$25,000.01 - $50,000.00                                       2,900         108,493,984.46     27.03       83.18        709
$50,000.01 - $75,000.00                                       1,406          87,179,143.30     21.72       84.98        716
$75,000.01 - $100,000.00                                       754           66,182,107.11     16.49       84.23        718
$100,000.01 - $125,000.00                                      278           31,375,363.29     7.82        83.18        719
$125,000.01 - $150,000.00                                      207           28,757,586.77     7.17        81.23        723
$150,000.01 - $175,000.00                                       86           13,973,010.07     3.48        78.30        725
$175,000.01 - $200,000.00                                       71           13,484,446.46     3.36        80.45        725
$200,000.01 - $225,000.00                                       19            4,028,429.77     1.00        75.95        722
$225,000.01 - $250,000.00                                       20            4,783,985.72     1.19        76.17        717
$250,000.01 - $275,000.00                                       11            2,888,294.42     0.72        82.07        742
$275,000.01 - $300,000.00                                       22            6,451,483.36     1.61        82.28        741
$300,000.01 - $325,000.00                                       8             2,510,860.54     0.63        73.51        758
$325,000.01 - $350,000.00                                       2               693,668.63     0.17        84.69        787
$350,000.01 - $375,000.00                                       2               724,795.16     0.18        79.49        796
$375,000.01 - $400,000.00                                       3             1,197,138.48     0.30        74.23        747
$400,000.01 - $425,000.00                                       2               822,138.06     0.20        82.95        792
$475,000.01 - $500,000.00                                       1               499,370.45     0.12        75.89        776
$775,000.01 - $800,000.00                                       1               797,521.37     0.20        64.00        787
_____________________________________________________________________________________________________________________________
Total:                                                        7,069        $401,351,761.84    100.00%      82.79%       717
_____________________________________________________________________________________________________________________________

As of the cut-off date, the average current principal balance of the loans was approximately $56,776.

Gross Mortgage Loan Rates of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                                         Weighted    Non-zero
                                                                                                          Average    Weighted
                                                                       Current        Percentage of      Original    Average
                                                       Number of      Principal      loans by Current    Combined    Credit
Range of Gross Mortgage Rates (%)                        Loans         Balance      Principal Balance    LTV Ratio     Score
_____________________________________________________________________________________________________________________________
4.000 - 4.499                                              1            $59,934.51        0.01%           12.62%        788
4.500 - 4.999                                              1             99,490.74         0.02            90.58        775
5.000 - 5.499                                              9            623,213.78         0.16            61.49        781
5.500 - 5.999                                             60          6,034,884.72         1.50            63.11        757
6.000 - 6.499                                             108        11,117,086.18         2.77            66.56        753
6.500 - 6.999                                             362        31,592,388.64         7.87            66.89        754
7.000 - 7.499                                             247        20,341,036.44         5.07            72.17        742
7.500 - 7.999                                             677        43,030,389.37        10.72            73.92        744
8.000 - 8.499                                            1,138       62,110,627.25        15.48            82.60        740
8.500 - 8.999                                             935        48,288,728.34        12.03            87.67        727
9.000 - 9.499                                             586        31,110,614.09         7.75            88.35        701
9.500 - 9.999                                             667        34,853,431.82         8.68            89.93        698
10.000 - 10.499                                           429        23,761,234.44         5.92            89.09        685
10.500 - 10.999                                           559        28,447,528.33         7.09            89.30        678
11.000 - 11.499                                           390        20,659,728.37         5.15            88.17        672
11.500 - 11.999                                           296        14,525,630.03         3.62            90.35        676
12.000 - 12.499                                           209         8,721,429.23         2.17            91.38        674
12.500 - 12.999                                           155         6,855,237.24         1.71            90.49        684
13.000 - 13.499                                           123         4,781,020.95         1.19            91.99        670
13.500 - 13.999                                           75          2,989,381.27         0.74            92.11        664
14.000 - 14.499                                           25            834,724.63         0.21            94.01        663
14.500 - 14.999                                           14            364,188.94         0.09            92.15        658
15.000 - 15.499                                            1             26,982.15         0.01            90.00        760
15.500 - 15.999                                            1             30,880.35         0.01           100.00        662
18.000 - 18.499                                            1             91,970.03         0.02            95.00        672
_____________________________________________________________________________________________________________________________
Total:                                                   7,069     $401,351,761.84       100.00%          82.79%        717
_____________________________________________________________________________________________________________________________

As of the cut-off date, the weighted average gross mortgage rate of the loans was approximately
9.047%.

Credit Score Ranges of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                                         Weighted    Non-zero
                                                                                                          Average    Weighted
                                                                       Current        Percentage of      Original    Average
                                                       Number of      Principal      loans by Current    Combined    Credit
Credit Score Ranges                                      Loans         Balance      Principal Balance    LTV Ratio     Score
_____________________________________________________________________________________________________________________________
Not Available                                              15          $675,145.34        0.17%           89.58%        N/A
1 - 599                                                   179         6,369,694.94         1.59            69.03        589
600 - 624                                                 134         5,502,395.54         1.37            75.52        615
625 - 649                                                 433        20,316,204.67         5.06            83.81        639
650 - 674                                                1,016       51,964,053.54        12.95            86.18        664
675 - 699                                                1,308       75,098,005.97        18.71            86.31        687
700 - 724                                                1,062       64,443,679.64        16.06            84.26        712
725 - 749                                                 984        59,334,131.26        14.78            83.06        737
750 - 774                                                 966        58,455,450.02        14.56            80.33        762
775 - 799                                                 782        48,178,955.02        12.00            79.23        786
800 - 824                                                 187        10,919,157.53         2.72            70.51        807
825 - 849                                                  3             94,888.37         0.02            93.77        831
_____________________________________________________________________________________________________________________________
Total:                                                   7,069     $401,351,761.84       100.00%          82.79%        717
_____________________________________________________________________________________________________________________________

As of the cut-off date, the non-zero weighted average Credit Score of the loans was approximately 717.

Original Combined Loan to Value Ratios of Aggregate Pool

_____________________________________________________________________________________________________________________________
                                                                                                         Weighted    Non-zero
                                                                                                          Average     Weighted
                                                                       Current          Percentage of     Original    Average
                                                        Number of      Principal       loans by Current    Combined    Credit
Range of Original Combined LTV Ratios (%)                Loans         Balance        Principal Balance   LTV Ratio     Score
_____________________________________________________________________________________________________________________________
5.01 - 10.00                                               10           $369,442.00         0.09%           8.07%        720
10.01 - 15.00                                              25            946,118.58         0.24            12.50        757
15.01 - 20.00                                              33          1,720,554.57         0.43            17.53        729
20.01 - 25.00                                              35          1,905,244.77         0.47            22.84        738
25.01 - 30.00                                              44          2,154,542.66         0.54            27.74        733
30.01 - 35.00                                              56          2,767,977.25         0.69            32.40        733
35.01 - 40.00                                              88          4,516,778.29         1.13            37.80        730
40.01 - 45.00                                              93          5,554,361.34         1.38            42.43        734
45.01 - 50.00                                             125          7,445,547.87         1.86            47.79        735
50.01 - 55.00                                             133          8,660,146.65         2.16            52.49        725
55.01 - 60.00                                             183         11,452,051.91         2.85            57.44        727
60.01 - 65.00                                             207         14,785,743.72         3.68            62.73        729
65.01 - 70.00                                             276         18,386,800.58         4.58            67.61        721
70.01 - 75.00                                             348         21,467,988.91         5.35            72.79        719
75.01 - 80.00                                             575         37,980,658.30         9.46            78.21        715
80.01 - 85.00                                             480         23,739,553.82         5.91            83.18        699
85.01 - 90.00                                            1,687        83,653,209.70         20.84           89.01        710
90.01 - 95.00                                            1,038        58,509,167.91         14.58           94.06        713
95.01 - 100.00                                           1,633        95,335,873.01         23.75           99.51        719
_____________________________________________________________________________________________________________________________
Total:                                                   7,069      $401,351,761.84        100.00%          82.79%       717
_____________________________________________________________________________________________________________________________

As of the cut-off date, the weighted average original combined LTV ratio based on the current balance of the loans was approximately 82.79%.

Original Term to Maturity of Aggregate Pool

_____________________________________________________________________________________________________________________________
                                                                                        Percentage of    Weighted    Non-zero
                                                                                           loans by       Average    Weighted
                                                                           Current         Current       Original    Average
                                                              Number      Principal       Principal      Combined    Credit
Range of Original Months to Maturity                         of Loans      Balance         Balance       LTV Ratio    Score
_____________________________________________________________________________________________________________________________
1  -  60                                                        26         $819,071.57      0.20%         58.66%        730
61 - 120                                                       128        4,931,476.12       1.23          66.80        723
121 - 180                                                     4,467     239,261,587.14      59.61          83.78        722
181 - 240                                                      247       15,168,841.22       3.78          76.81        720
241 - 300                                                     2,175     139,825,253.22      34.84          82.45        706
301 - 360                                                       26        1,345,532.57       0.34          82.42        726
_____________________________________________________________________________________________________________________________
Total:                                                        7,069    $401,351,761.84     100.00%        82.79%        717
_____________________________________________________________________________________________________________________________
As of the cut-off date, the weighted average original term to maturity of the Loans was approximately
224.

Remaining Term to Maturity of Aggregate Pool

_____________________________________________________________________________________________________________________________
                                                                                        Percentage of    Weighted    Non-zero
                                                                                           loans by       Average    Weighted
                                                                           Current         Current       Original    Average
                                                              Number      Principal       Principal      Combined    Credit
Range of Remaining months to Maturity                        of Loans      Balance         Balance       LTV Ratio    Score
_____________________________________________________________________________________________________________________________
1  -  60                                                        26         $819,071.57      0.20%         58.66%        730
61 - 120                                                       128        4,931,476.12       1.23          66.80        723
121 - 180                                                     4,467     239,261,587.14      59.61          83.78        722
181 - 240                                                      247       15,168,841.22       3.78          76.81        720
241 - 300                                                     2,175     139,825,253.22      34.84          82.45        706
301 - 360                                                       26        1,345,532.57       0.34          82.42        726
_____________________________________________________________________________________________________________________________
Total:                                                        7,069    $401,351,761.84     100.00%        82.79%        717
_____________________________________________________________________________________________________________________________

As of the cut-off date, the weighted average remaining term to maturity of the loans was approximately 221.

Debt-to-Income Ratios of Aggregate Pool

_____________________________________________________________________________________________________________________________
                                                                                            Percentage of    Weighted    Non-zero
                                                                                              loans by       Average    Weighted
                                                                              Current         Current       Original    Average
                                                              Number          Principal       Principal      Combined    Credit
Range of Debt-to-Income Ratios (%)                           of Loans          Balance         Balance       LTV Ratio    Score
_____________________________________________________________________________________________________________________________
&lt;= 0.00                                                    23           $1,072,127.76      0.27%         95.17%        690
0.01 - 20.00                                                  204          11,505,171.02       2.87          65.55        740
20.01 - 25.00                                                 323          16,067,776.01       4.00          74.18        731
25.01 - 30.00                                                 642          32,630,612.72       8.13          76.70        722
30.01 - 35.00                                                 918          49,016,782.48      12.21          79.88        728
35.01 - 40.00                                                1,457         83,546,075.49      20.82          82.50        719
40.01 - 45.00                                                1,985        115,234,397.21      28.71          84.60        710
45.01 - 50.00                                                1,145         67,388,095.43      16.79          88.30        707
50.01 - 55.00                                                 348          23,593,165.66       5.88          87.52        714
55.01 - 60.00                                                 18              871,726.83       0.22          89.85        732
&gt;= 60.01                                                    6              425,831.23       0.11          63.03        761
_____________________________________________________________________________________________________________________________
Total:                                                       7,069       $401,351,761.84     100.00%        82.79%        717
_____________________________________________________________________________________________________________________________

As of the cut-off date, the non-zero weighted average debt-to-income ratio of the loans was approximately 39.21%.

Fixed Rate and Adjustable Rate Loans of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                        Percentage of   Weighted    Non-zero
                                                                                          loans by      Average     Weighted
                                                                         Current           Current      Original    Average
                                                        Number of       Principal         Principal     Combined    Credit
Fixed Rate / Adjustable Rate Loans                        Loans          Balance           Balance      LTV Ratio     Score
_____________________________________________________________________________________________________________________________
Fixed Rate Mortgage                                       7,069       $401,351,761.84      100.00%        82.79%       717
_____________________________________________________________________________________________________________________________
Total:                                                    7,069       $401,351,761.84      100.00%        82.79%       717
_____________________________________________________________________________________________________________________________

Product Type Descriptions of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                        Percentage of   Weighted    Non-zero
                                                                                          loans by      Average     Weighted
                                                                         Current           Current      Original    Average
                                                        Number of       Principal         Principal     Combined    Credit
Product Type Descriptions                                 Loans          Balance           Balance      LTV Ratio     Score
_____________________________________________________________________________________________________________________________
5 Year Fixed                                                26             819,071.57       0.20%         58.66%       730
10 Year Fixed                                              128           4,931,476.12       1.23          66.80        723
15 Year Fixed                                             1,297         63,053,394.66       15.71         70.47        722
20 Year Fixed                                              247          15,168,841.22       3.78          76.81        720
25 Year Fixed                                             2,175        139,825,253.22       34.84         82.45        706
30 Year Fixed                                               26           1,345,532.57       0.34          82.42        726
30/15 Fixed Balloon                                       3,170        176,208,192.48       43.90         88.54        722
_____________________________________________________________________________________________________________________________
Total:                                                    7,069       $401,351,761.84      100.00%        82.79%       717
_____________________________________________________________________________________________________________________________

Interest Only of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                        Percentage of   Weighted    Non-zero
                                                                                          loans by      Average     Weighted
                                                                         Current           Current      Original    Average
                                                        Number of       Principal         Principal     Combined    Credit
Interest Only                                             Loans          Balance           Balance      LTV Ratio     Score
_____________________________________________________________________________________________________________________________
60 MO IO                                                   697         $44,579,520.27      11.11%         93.79%       703
Not Interest Only                                         6,372        356,772,241.57       88.89         81.42        718
_____________________________________________________________________________________________________________________________
Total:                                                    7,069       $401,351,761.84      100.00%        82.79%       717
_____________________________________________________________________________________________________________________________

Lien Position of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                        Percentage of   Weighted    Non-zero
                                                                                          loans by      Average     Weighted
                                                                         Current           Current      Original    Average
                                                        Number of       Principal         Principal     Combined    Credit
Lien Position                                             Loans          Balance           Balance      LTV Ratio     Score
_____________________________________________________________________________________________________________________________
First Lien                                                 274         $18,855,005.32       4.70%         53.72%       722
Second Lien                                               6,795        382,496,756.52       95.30         84.22        716
_____________________________________________________________________________________________________________________________
Total:                                                    7,069       $401,351,761.84      100.00%        82.79%       717
_____________________________________________________________________________________________________________________________

Documentation Types of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                        Percentage of   Weighted    Non-zero
                                                                                           loans by     Average     Weighted
                                                                          Current          Current      Original    Average
                                                          Number of      Principal        Principal     Combined    Credit
Documentation Types                                         Loans         Balance          Balance      LTV Ratio     Score
_____________________________________________________________________________________________________________________________
AAA                                                         1,193       $89,615,466.61      22.33%        65.50%       742
EXPRESS                                                       1              72,979.58       0.02         98.92        713
FAMILY FIRST DIRECT                                          121          7,100,825.96       1.77         77.18        732
FAST                                                          2             134,282.02       0.03         79.99        765
GM EXPANDED FAMILY                                            1              62,602.57       0.02         67.55        753
GO FAST                                                      39           1,317,955.25       0.33         91.91        756
LITE                                                          2             142,445.24       0.04         97.57        791
NO INCOME VERIFICATION                                        4             231,043.33       0.06         76.86        729
NO INCOME/NO APPRAISAL                                       12             612,516.37       0.15         71.98        715
NO INCOME/NO ASSET                                           22           1,032,987.76       0.26         94.99        690
NO RATIO                                                      2              77,140.00       0.02         88.41        687
ONE PAYSTUB                                                   1              36,935.39       0.01         84.80        681
RELOCATION                                                   177          7,648,015.63       1.91         90.80        744
SELECT                                                       23           3,631,326.34       0.90         80.44        761
STANDARD                                                    4,427       235,526,747.98      58.68         88.07        707
STATED INCOME/STATED ASSET                                  1,008        50,980,745.83      12.70         88.21        706
STATED INCOME/VERIFIED ASSET                                 32           2,816,074.58       0.70         80.73        715
STREAMLINE                                                    1             279,708.19       0.07         94.81        780
SUPER EXPRESS                                                 1              31,963.21       0.01         87.84        791
_____________________________________________________________________________________________________________________________
Total:                                                      7,069       401,351,761.84     100.00%        82.79%       717
_____________________________________________________________________________________________________________________________

Loan Purpose of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                        Percentage of   Weighted    Non-zero
                                                                                           loans by     Average     Weighted
                                                                          Current          Current      Original    Average
                                                          Number of      Principal        Principal     Combined    Credit
Loan Purpose                                                Loans         Balance          Balance      LTV Ratio     Score
_____________________________________________________________________________________________________________________________
CASHOUT REFI                                                2,935      $173,990,749.72      43.35%        79.00%       711
DEBT CONSOLIDATION                                          1,125        67,345,082.84      16.78         75.59        707
EDUCATION                                                     2              58,686.08       0.01         76.12        764
HOME IMPROVEMENT                                             297         17,874,453.11       4.45         72.65        728
PURCHASE                                                    2,052       105,116,790.59      26.19         95.57        731
REFINANCE                                                    658         36,965,999.50       9.21         82.31        711
_____________________________________________________________________________________________________________________________
Total:                                                      7,069      $401,351,761.84     100.00%        82.79%       717
_____________________________________________________________________________________________________________________________

Property Type of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                        Percentage of   Weighted    Non-zero
                                                                                          loans by      Average     Weighted
                                                                         Current           Current      Original    Average
                                                        Number of       Principal         Principal     Combined    Credit
Property Type                                             Loans          Balance           Balance      LTV Ratio     Score
_____________________________________________________________________________________________________________________________
MULTIFAMILY                                                193         $11,043,385.86       2.75%         86.29%       712
CONDOMINIUM                                                479          23,098,431.02       5.76          89.04        727
PLANNED UNIT DEVELOPMENT                                   927          53,255,191.52       13.27         91.22        723
SINGLE FAMILY                                             5,469        313,902,485.50       78.21         80.78        715
TOWNHOUSE                                                   1               52,267.94       0.01          89.33        724
_____________________________________________________________________________________________________________________________
Total:                                                    7,069       $401,351,761.84      100.00%        82.79%       717
_____________________________________________________________________________________________________________________________

Occupancy Status of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                        Percentage of   Weighted    Non-zero
                                                                                          loans by      Average     Weighted
                                                                         Current           Current      Original    Average
                                                        Number of       Principal         Principal     Combined    Credit
Occupancy Status                                          Loans          Balance           Balance      LTV Ratio     Score
_____________________________________________________________________________________________________________________________
Primary Residence                                         6,529       $380,787,698.05      94.88%         82.81%       716
Second/Vacation                                            128           7,148,597.14       1.78          78.69        729
Investment                                                 412          13,415,466.65       3.34          84.46        718
_____________________________________________________________________________________________________________________________
Total:                                                    7,069       $401,351,761.84      100.00%        82.79%       717
_____________________________________________________________________________________________________________________________

Years of Origination of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                        Percentage of   Weighted    Non-zero
                                                                                          loans by      Average     Weighted
                                                                          Current          Current      Original    Average
                                                         Number of       Principal        Principal     Combined    Credit
Years of Origination                                       Loans           Balance         Balance      LTV Ratio     Score
_____________________________________________________________________________________________________________________________
2002                                                        2              $64,997.40       0.02%         16.57%       788
2003                                                        2               64,578.06       0.02          77.24        759
2005                                                        2               74,861.85       0.02          96.40        651
2006                                                        38           1,596,372.74       0.40          93.89        683
2007                                                      7,025        399,550,951.79       99.55         82.76        717
_____________________________________________________________________________________________________________________________
Total:                                                    7,069       $401,351,761.84      100.00%        82.79%       717
_____________________________________________________________________________________________________________________________

Balloon Loans of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                        Percentage of   Weighted    Non-zero
                                                                                          loans by      Average     Weighted
                                                                          Current          Current      Original    Average
                                                         Number of      Principal         Principal     Combined    Credit
Balloon Loans                                              Loans          Balance           Balance      LTV Ratio     Score
_____________________________________________________________________________________________________________________________
Balloon Loan                                              3,170       $176,208,192.48      43.90%         88.54%       722
Non-Balloon Loan                                          3,899        225,143,569.36       56.10         78.29        712
_____________________________________________________________________________________________________________________________
Total:                                                    7,069       $401,351,761.84      100.00%        82.79%       717
_____________________________________________________________________________________________________________________________

Geographic Distribution of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                        Percentage of   Weighted    Non-zero
                                                                                          loans by      Average     Weighted
                                                                          Current           Current      Original    Average
                                                                         Principal         Principal     Combined    Credit
Geographic Distribution                          Number of Loans          Balance           Balance      LTV Ratio     Score
_____________________________________________________________________________________________________________________________
Alaska                                                  33               2,170,527.59       0.54%         86.99%       732
Alabama                                                 86               3,470,646.73       0.86          86.78        703
Arkansas                                                23                 800,409.51       0.20          97.60        730
Arizona                                                264              15,752,643.28       3.92          83.60        717
California                                            1,266             98,368,582.52       24.51         79.23        718
Colorado                                               272              15,139,658.59       3.77          87.96        729
Connecticut                                            116               6,303,524.78       1.57          82.60        714
District of Columbia                                    12                 841,634.19       0.21          91.39        706
Delaware                                                42               2,162,679.31       0.54          82.20        701
Florida                                                455              24,215,128.13       6.03          82.00        704
Georgia                                                207               9,772,805.51       2.43          86.64        706
Hawaii                                                  38               3,200,352.02       0.80          74.68        719
Iowa                                                    57               1,978,206.68       0.49          89.19        717
Idaho                                                   60               3,291,425.55       0.82          80.68        729
Illinois                                               247              12,292,196.97       3.06          83.82        708
Indiana                                                118               4,837,907.04       1.21          85.34        715
Kansas                                                  35               1,464,895.88       0.36          87.95        705
Kentucky                                                32               1,204,488.09       0.30          81.19        722
Louisiana                                               42               1,664,956.01       0.41          83.02        708
Massachusetts                                          236              14,104,985.38       3.51          84.86        727
Maryland                                               191              13,273,092.18       3.31          84.26        709
Maine                                                   26               1,248,709.32       0.31          78.46        717
Michigan                                               266              10,978,036.60       2.74          83.53        722
Minnesota                                              117               5,131,754.72       1.28          88.93        718
Missouri                                               130               5,338,569.07       1.33          85.87        722
Mississippi                                             31               1,068,724.29       0.27          81.19        710
Montana                                                 27               1,245,992.15       0.31          82.25        713
North Carolina                                         129               6,115,839.18       1.52          87.33        715
North Dakota                                            3                   77,486.31       0.02          88.20        645
Nebraska                                                12                 483,200.55       0.12          81.82        730
New Hampshire                                           53               2,863,360.79       0.71          83.63        720
New Jersey                                             271              18,100,683.01       4.51          76.48        716
New Mexico                                              36               1,647,466.07       0.41          72.23        711
Nevada                                                 107               5,587,719.88       1.39          80.97        712
New York                                               171              11,220,149.10       2.80          76.13        719
Ohio                                                    85               3,371,307.55       0.84          85.54        706
Oklahoma                                                48               1,927,778.37       0.48          81.69        719
Oregon                                                  95               4,686,176.04       1.17          84.30        709
Pennsylvania                                           237              12,324,488.09       3.07          82.58        718
Rhode Island                                            13                 681,577.75       0.17          85.66        698
South Carolina                                          57               2,904,075.24       0.72          82.57        720
South Dakota                                            3                  109,778.27       0.03          62.52        697
Tennessee                                               60               2,386,155.13       0.59          81.14        706
Texas                                                  446              19,094,431.58       4.76          90.54        721
Utah                                                   124               6,660,764.22       1.66          85.45        708
Virginia                                               221              13,347,212.97       3.33          83.01        717
Vermont                                                 25               1,428,271.46       0.36          78.50        725
Washington                                             275              17,618,233.38       4.39          86.85        721
Wisconsin                                              123               5,372,437.44       1.34          90.40        716
West Virginia                                           22                 773,993.66       0.19          79.42        698
Wyoming                                                 24               1,246,643.71       0.31          83.56        724
_____________________________________________________________________________________________________________________________
Total:                                                7,069           $401,351,761.84      100.00%        82.79%       717
_____________________________________________________________________________________________________________________________

Junior Ratios of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                        Percentage of   Weighted    Non-zero
                                                                                          loans by      Average     Weighted
                                                                         Current           Current      Original    Average
                                                        Number of       Principal         Principal     Combined    Credit
Range of Junior Ratios (%)                                Loans          Balance           Balance      LTV Ratio     Score
_____________________________________________________________________________________________________________________________
&lt;= 0.00                                                 274         $18,855,005.32       4.70%         53.72%       722
0.01 - 5.00                                                 43             682,648.75       0.17          81.88        695
5.01 - 10.00                                               447          12,518,074.47       3.12          81.67        703
10.01 - 15.00                                             1,468         54,384,336.09       13.55         86.52        707
15.01 - 20.00                                             2,107        111,428,688.55       27.76         92.92        715
20.01 - 25.00                                              979          57,730,861.52       14.38         87.68        719
25.01 - 30.00                                              566          37,442,484.74       9.33          81.14        709
30.01 - 35.00                                              408          29,588,161.06       7.37          75.49        721
35.01 - 40.00                                              250          21,686,381.42       5.40          76.47        724
40.01 - 45.00                                              188          17,374,413.33       4.33          75.41        719
45.01 - 50.00                                              123          14,519,666.85       3.62          74.06        729
50.01 - 55.00                                               72           7,323,395.83       1.82          70.25        731
55.01 - 60.00                                               54           6,153,080.74       1.53          69.35        727
60.01 - 65.00                                               33           4,566,513.20       1.14          61.40        725
65.01 - 70.00                                               22           3,000,319.51       0.75          67.71        748
70.01 - 75.00                                               11           1,631,950.35       0.41          70.75        742
75.01 - 80.00                                               10           1,380,932.45       0.34          67.31        760
80.01 - 85.00                                               7              608,607.38       0.15          73.13        682
85.01 - 90.00                                               3              199,708.40       0.05          36.95        735
90.01 - 95.00                                               2              162,152.98       0.04          68.49        715
95.01 - 100.00                                              2              114,378.90       0.03          36.44        740
_____________________________________________________________________________________________________________________________
Total:                                                    7,069       $401,351,761.84      100.00%        82.79%       717
_____________________________________________________________________________________________________________________________

As of the cut-off date, the non-zero weighted average junior ratio of the loans was approximately
25.81%.

Prepayment Penalty Flag of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                        Percentage of   Weighted    Non-zero
                                                                                          loans by      Average     Weighted
                                                                        Current            Current      Original    Average
                                                        Number of       Principal         Principal     Combined    Credit
Prepayment Penalty Flag                                  Loans          Balance           Balance      LTV Ratio     Score
_____________________________________________________________________________________________________________________________
No Prepayment Penalty                                     6,681       $378,965,299.90      94.42%         82.32%       718
Prepayment Penalty                                         388          22,386,461.94       5.58          90.75        693
_____________________________________________________________________________________________________________________________
Total:                                                    7,069       $401,351,761.84      100.00%        82.79%       717
_____________________________________________________________________________________________________________________________

Original Prepayment Penalty Term of Aggregate Pool
_____________________________________________________________________________________________________________________________
                                                                                         Percentage of   Weighted    Non-zero
                                                                                          loans by      Average     Weighted
                                                                          Current          Current      Original    Average
                                                        Number of         Principal         Principal     Combined    Credit
Original Prepayment Penalty Term (months)                 Loans           Balance           Balance      LTV Ratio     Score
_____________________________________________________________________________________________________________________________
                          0                               6,681       $378,965,299.90      94.42%         82.32%       718
                         12                                 52           2,883,280.85       0.72          88.88        698
                         24                                 14             722,853.69       0.18          94.88        700
                         36                                322          18,780,327.40       4.68          90.88        692
_____________________________________________________________________________________________________________________________
Total:                                                    7,069       $401,351,761.84      100.00%        82.79%       717
_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________
                                             Group I Pool of 2007 GMACM - HE3
                                                            Summary Statistics            Range (if Applicable)

Number of Loans:                                                   3,666
                                                                                          Minimum            Maximum

Aggregate Current Principal Balance:                          $177,891,857.01            $1,282.25         $252,268.01
Average Current Principal Balance:                              $48,524.78

Aggregate Original Principal Balance:                         $178,799,247.00            $7,300.00         $253,000.00
Average Original Principal Balance:                             $48,772.30

Weighted Average Gross Mortgage Rate:                                           8.834%                    4.250%      13.000%

Weighted Average Original Term to Maturity
(months):                                                                         223                       60          360
Weighted Average Remaining Term to Maturity
(months):                                                                         220                       56          358

Weighted Average Original Combined LTV:                                         80.42%                    5.24%       100.00%

Non-zero Weighted Average Credit
Score:                                                                            719                      600          835

Non-zero Weighted Average Debt-to-Income
Ratio:                                                                          37.69%                    4.66%       50.00%

Balloon Loans (% of Total) :                                      39.34%

Non-zero Weighted Average Junior
Ratio:                                                                          26.76%                    0.98%       91.93%

Lien Position (1st/2nd):                                1st (5.79%) / 2nd (94.21%)

Geographic Distribution (Top 5):                          CA            19.67%
                                                          FL            6.06%
                                                          TX            5.23%
                                                          NJ            4.59%
                                                          AZ            4.31%

_____________________________________________________________________________________________________________________________

Original Principal Balances of Group I
_____________________________________________________________________________________________________________________________
                                                                                          Percentage of     Non-zero Weighted
                                                        Number of         Current        loans by Current     Average Credit
Range of Original Principal Balance ($)                   Loans      Principal Balance  Principal Balance         Score
_____________________________________________________________________________________________________________________________
$0.01 - $25,000.00                                         729          $15,185,598.59        8.54%                712
$25,000.01 - $50,000.00                                   1,685          62,776,153.88        35.29                715
$50,000.01 - $75,000.00                                    724           44,242,028.65        24.87                719
$75,000.01 - $100,000.00                                   320           27,809,992.54        15.63                722
$100,000.01 - $125,000.00                                   99           11,196,889.63         6.29                730
$125,000.01 - $150,000.00                                   65            8,922,086.16         5.02                729
$150,000.01 - $175,000.00                                   29            4,711,381.91         2.65                721
$175,000.01 - $200,000.00                                   9             1,720,999.77         0.97                726
$200,000.01 - $225,000.00                                   4               828,776.93         0.47                709
$225,000.01 - $250,000.00                                   1               245,680.94         0.14                694
$250,000.01 - $275,000.00                                   1               252,268.01         0.14                683
_____________________________________________________________________________________________________________________________
Total:                                                    3,666        $177,891,857.01       100.00%               719
_____________________________________________________________________________________________________________________________

As of the cut-off date, the average original principal balance of the Loans was approximately $48,772.

Current Principal Balances of Group I
_____________________________________________________________________________________________________________________________
                                                                                          Percentage of     Non-zero Weighted
                                                        Number of         Current        loans by Current     Average Credit
Range of Current Principal Balance ($)                    Loans      Principal Balance  Principal Balance         Score
_____________________________________________________________________________________________________________________________
$0.01 - $25,000.00                                         737          $15,357,331.50        8.63%                712
$25,000.01 - $50,000.00                                   1,683          62,900,812.29        35.36                715
$50,000.01 - $75,000.00                                    721           44,154,583.54        24.82                719
$75,000.01 - $100,000.00                                   318           27,700,584.99        15.57                722
$100,000.01 - $125,000.00                                   98           11,097,350.97         6.24                730
$125,000.01 - $150,000.00                                   65            8,922,086.16         5.02                729
$150,000.01 - $175,000.00                                   29            4,711,381.91         2.65                721
$175,000.01 - $200,000.00                                   9             1,720,999.77         0.97                726
$200,000.01 - $225,000.00                                   4               828,776.93         0.47                709
$225,000.01 - $250,000.00                                   1               245,680.94         0.14                694
$250,000.01 - $275,000.00                                   1               252,268.01         0.14                683
_____________________________________________________________________________________________________________________________
Total:                                                    3,666        $177,891,857.01       100.00%               719
_____________________________________________________________________________________________________________________________

As of the cut-off date, the average current principal balance of the loans was approximately $48,525.

Gross Mortgage Loan Rates of Group I
_____________________________________________________________________________________________________________________________
                                                                                          Percentage of     Non-zero Weighted
                                                        Number of         Current        loans by Current     Average Credit
Range of Gross Mortgage Rates (%)                         Loans      Principal Balance  Principal Balance         Score
_____________________________________________________________________________________________________________________________
4.000 - 4.499                                               1               $59,934.51        0.03%                788
4.500 - 4.999                                               1                99,490.74         0.06                775
5.000 - 5.499                                               7               474,089.93         0.27                776
5.500 - 5.999                                               37            2,727,329.54         1.53                744
6.000 - 6.499                                               64            5,822,136.98         3.27                746
6.500 - 6.999                                              191           12,874,064.69         7.24                752
7.000 - 7.499                                              134            9,067,050.97         5.10                744
7.500 - 7.999                                              402           22,185,485.85        12.47                745
8.000 - 8.499                                              638           30,716,046.19        17.27                741
8.500 - 8.999                                              519           23,424,978.20        13.17                727
9.000 - 9.499                                              327           14,487,233.87         8.14                697
9.500 - 9.999                                              349           15,248,812.36         8.57                695
10.000 - 10.499                                            234           10,421,807.71         5.86                677
10.500 - 10.999                                            269           11,612,909.13         6.53                677
11.000 - 11.499                                            162            6,217,602.28         3.50                671
11.500 - 11.999                                            143            5,625,406.00         3.16                676
12.000 - 12.499                                            103            3,848,327.02         2.16                679
12.500 - 12.999                                             78            2,766,500.51         1.56                686
13.000 - 13.499                                             7               212,650.53         0.12                693
_____________________________________________________________________________________________________________________________
Total:                                                    3,666        $177,891,857.01       100.00%               719
_____________________________________________________________________________________________________________________________

As of the cut-off date, the weighted average gross mortgage rate of the loans was approximately 8.834%.

Credit Score Ranges of Group I
_____________________________________________________________________________________________________________________________
                                                                                          Percentage of     Non-zero Weighted
                                                        Number of         Current        loans by Current     Average Credit
Credit Score Ranges                                       Loans      Principal Balance  Principal Balance         Score
_____________________________________________________________________________________________________________________________
600 - 624                                                   63           $2,369,461.82        1.33%                613
625 - 649                                                  237           10,105,386.48         5.68                639
650 - 674                                                  541           24,157,128.57        13.58                664
675 - 699                                                  668           32,668,228.06        18.36                687
700 - 724                                                  549           27,363,825.97        15.38                712
725 - 749                                                  536           26,975,675.45        15.16                737
750 - 774                                                  519           26,547,151.84        14.92                762
775 - 799                                                  460           22,698,027.75        12.76                786
800 - 824                                                   92            4,974,062.25         2.80                807
825 - 849                                                   1                32,908.82         0.02                835
_____________________________________________________________________________________________________________________________
Total:                                                    3,666        $177,891,857.01       100.00%               719
_____________________________________________________________________________________________________________________________

As of the cut-off date, the non-zero weighted average Credit Score of the loans was approximately 719.

Original Combined Loan to Value Ratios of Group I

_____________________________________________________________________________________________________________________________
                                                                     Current        Percentage of        Non-zero Weighted
                                                      Number of     Principal     loans by Current             Average
Range of Original Combined LTV Ratios (%)             Loans         Balance      Principal Balance         Credit Score
_____________________________________________________________________________________________________________________________
5.01 - 10.00                                            8           $317,671.34        0.18%                   721
10.01 - 15.00                                          19            749,581.26        0.42                    765
15.01 - 20.00                                          17          1,116,221.88        0.63                    746
20.01 - 25.00                                          19            918,760.79        0.52                    748
25.01 - 30.00                                          26          1,310,900.59        0.74                    739
30.01 - 35.00                                          38          1,841,563.13        1.04                    746
35.01 - 40.00                                          47          2,350,325.89        1.32                    731
40.01 - 45.00                                          61          3,667,682.23        2.06                    740
45.01 - 50.00                                          93          5,285,655.01        2.97                    731
50.01 - 55.00                                          81          4,987,629.33        2.80                    725
55.01 - 60.00                                          112         7,227,259.78        4.06                    726
60.01 - 65.00                                          130         8,162,762.70        4.59                    725
65.01 - 70.00                                          151         8,861,633.21        4.98                    727
70.01 - 75.00                                          187         9,991,168.76        5.62                    720
75.01 - 80.00                                          257        13,411,708.34        7.54                    718
80.01 - 85.00                                          225         9,868,834.46        5.55                    703
85.01 - 90.00                                          807        30,849,807.54        17.34                   707
90.01 - 95.00                                          518        23,477,827.27        13.20                   710
95.01 - 100.00                                         870        43,494,863.50        24.45                   722
_____________________________________________________________________________________________________________________________
Total:                                                3,666     $177,891,857.01       100.00%                  719
_____________________________________________________________________________________________________________________________

As of the cut-off date, the weighted average original combined LTV ratio based on the current balance of the loans was approximately 80.42%.

Original Term to Maturity of Group I
_____________________________________________________________________________________________________________________________
                                                      Number        Current        Percentage of        Non-zero Weighted
                                                       of           Principal     loans by Current             Average
Range of Original Months to Maturity                  Loans         Balance      Principal Balance         Credit Score
_____________________________________________________________________________________________________________________________
1  -  60                                               13           $310,946.90        0.17%                   732
61 - 120                                               70          2,700,178.93        1.52                    728
121 - 180                                             2,337      106,078,418.42        59.63                   724
181 - 240                                              141         7,963,953.65        4.48                    722
241 - 300                                             1,093       60,274,878.75        33.88                   708
301 - 360                                              12            563,480.36        0.32                    740
_____________________________________________________________________________________________________________________________
Total:                                                3,666     $177,891,857.01       100.00%                  719
_____________________________________________________________________________________________________________________________
As of the cut-off date, the weighted average original term to maturity of the Loans was approximately 223.

Remaining Term to Maturity of Group I
_____________________________________________________________________________________________________________________________
                                                                              Percentage of
                                                                                 loans by               Non-Zero
                                                   Number        Current          Current               Weighted
                                                     of         Principal        Principal              Average
Range of Remaining months to Maturity              Loans         Balance          Balance             Credit Score
_____________________________________________________________________________________________________________________________
1  -  60                                             13          $310,946.90       0.17%                  732
61 - 120                                             70         2,700,178.93       1.52                   728
121 - 180                                          2,337      106,078,418.42       59.63                  724
181 - 240                                           141         7,963,953.65       4.48                   722
241 - 300                                          1,093       60,274,878.75       33.88                  708
301 - 360                                            12           563,480.36       0.32                   740
_____________________________________________________________________________________________________________________________
Total:                                             3,666     $177,891,857.01      100.00%                 719
_____________________________________________________________________________________________________________________________

As of the cut-off date, the weighted average remaining term to maturity of the loans was approximately 220.

Debt-to-Income Ratios of Group I
_____________________________________________________________________________________________________________________________
                                                                              Percentage of
                                                                                 loans by               Non-zero
                                                   Number        Current          Current               Weighted
                                                     of         Principal        Principal              Average
Range of Debt-to-Income Ratios (%)                 Loans         Balance          Balance            Credit Score
_____________________________________________________________________________________________________________________________
0.01 - 20.00                                        126        $5,743,040.09       3.23%                  742
20.01 - 25.00                                       184         8,774,978.11       4.93                   736
25.01 - 30.00                                       386        18,369,923.55       10.33                  726
30.01 - 35.00                                       542        25,945,722.36       14.59                  727
35.01 - 40.00                                       775        37,686,306.21       21.18                  719
40.01 - 45.00                                      1,022       50,811,803.29       28.56                  713
45.01 - 50.00                                       631        30,560,083.40       17.18                  707
_____________________________________________________________________________________________________________________________
Total:                                             3,666     $177,891,857.01      100.00%                 719
_____________________________________________________________________________________________________________________________

As of the cut-off date, the non-zero weighted average debt-to-income ratio of the loans was approximately 37.69%.

Fixed Rate and Adjustable Rate Loans of Group I
_____________________________________________________________________________________________________________________________
                                                                    Current        Percentage of
                                                    Number of      Principal     loans by Current   Non-zero Weighted Average
Fixed Rate / Adjustable Rate Loans                    Loans         Balance      Principal Balance         Credit Score
_____________________________________________________________________________________________________________________________
Fixed Rate Mortgage                                   3,666     $177,891,857.01       100.00%                  719
_____________________________________________________________________________________________________________________________
Total:                                                3,666     $177,891,857.01       100.00%                  719
_____________________________________________________________________________________________________________________________

Product Type Descriptions of Group I
_____________________________________________________________________________________________________________________________
                                                                              Percentage   Weighted    Weighted     Non-zero
                                                                             of loans by   Average      Average     Weighted
                                                                Current        Current     Gross       Original      Average
                                                  Number       Principal      Principal    Mortgage    Combined      Credit
Product Type Descriptions                         of Loans      Balance        Balance       Rate      LTV Ratio      Score
_____________________________________________________________________________________________________________________________
5 Year Fixed                                         13          310,946.90      0.17        8.088       59.55         732
10 Year Fixed                                        70        2,700,178.93      1.52        8.37        67.91         728
15 Year Fixed                                       784       36,093,246.18     20.29        8.110       68.58         725
20 Year Fixed                                       141        7,963,953.65      4.48        8.239       74.03         722
25 Year Fixed                                      1,093      60,274,878.75     33.88        8.981       79.82         708
30 Year Fixed                                        12          563,480.36      0.32        8.792       75.61         740
30/15 Fixed Balloon                                1,553      69,985,172.24     39.34        9.170       88.37         724
_____________________________________________________________________________________________________________________________
Total:                                             3,666    $177,891,857.01    100.00%      8.834%      80.42%         719
_____________________________________________________________________________________________________________________________

Interest Only of Group I
_____________________________________________________________________________________________________________________________
                                                                              Percentage   Weighted    Weighted     Non-zero
                                                                             of loans by   Average      Average     Weighted
                                                                Current        Current     Gross       Original      Average
                                                  Number       Principal      Principal    Mortgage    Combined      Credit
Interest Only                                     of Loans      Balance        Balance       Rate      LTV Ratio      Score
_____________________________________________________________________________________________________________________________
60 MO IO                                            328      $15,235,363.71     8.56%       10.297%     94.25%         703
Not Interest Only                                  3,338     162,656,493.30     91.44        8.697       79.12         720
_____________________________________________________________________________________________________________________________
Total:                                             3,666    $177,891,857.01    100.00%      8.834%      80.42%         719
_____________________________________________________________________________________________________________________________

Lien Position of Group I
_____________________________________________________________________________________________________________________________
                                                                              Percentage   Weighted    Weighted     Non-zero
                                                                             of loans by   Average      Average     Weighted
                                                                Current        Current     Gross       Original      Average
                                                  Number       Principal      Principal    Mortgage    Combined      Credit
Lien Position                                     of Loans      Balance        Balance       Rate      LTV Ratio      Score
_____________________________________________________________________________________________________________________________
First Lien                                          165      $10,291,603.88     5.79%       7.767%      48.47%         724
Second Lien                                        3,501     167,600,253.13     94.21        8.899       82.38         718
_____________________________________________________________________________________________________________________________
Total:                                             3,666    $177,891,857.01    100.00%      8.834%      80.42%         719
_____________________________________________________________________________________________________________________________

Documentation Types of Group I
_____________________________________________________________________________________________________________________________
                                                                              Percentage   Weighted    Weighted     Non-zero
                                                                             of loans by   Average      Average     Weighted
                                                                Current        Current     Gross       Original      Average
                                                  Number       Principal      Principal    Mortgage    Combined      Credit
Documentation Types                               of Loans      Balance        Balance       Rate      LTV Ratio      Score
_____________________________________________________________________________________________________________________________
AAA                                                 749      $48,864,209.84     27.47%      7.471%      62.69%         743
EXPRESS                                              1            72,979.58      0.04        8.250       98.92         713
FAMILY FIRST DIRECT                                  73        3,229,721.15      1.82        8.231       76.06         738
GO FAST                                              26          751,191.84      0.42        8.387       91.71         748
RELOCATION                                           70        2,347,694.51      1.32        8.647       92.79         741
SELECT                                               9           426,872.55      0.24        8.195       78.00         749
STANDARD                                           2,310     105,706,028.22     59.42        9.177       87.38         708
STATED INCOME/STATED ASSET                          412       15,430,978.56      8.67       10.953       88.03         706
STATED INCOME/VERIFIED ASSET                         16        1,062,180.76      0.60        9.484       69.79         713
_____________________________________________________________________________________________________________________________
Total:                                             3,666     177,891,857.01    100.00%      8.834%      80.42%         719
_____________________________________________________________________________________________________________________________

Loan Purpose of Group I
_____________________________________________________________________________________________________________________________
                                                                              Percentage   Weighted    Weighted     Non-zero
                                                                             of loans by   Average      Average     Weighted
                                                                Current        Current     Gross       Original      Average
                                                  Number       Principal      Principal    Mortgage    Combined      Credit
Loan Purpose                                      of Loans      Balance        Balance       Rate      LTV Ratio      Score
_____________________________________________________________________________________________________________________________
CASHOUT REFI                                       1,567     $79,051,076.60     44.44%      8.806%      76.15%         714
DEBT CONSOLIDATION                                  573       31,940,652.56     17.96        8.495       72.91         713
EDUCATION                                            2            58,686.08      0.03        8.247       76.12         764
HOME IMPROVEMENT                                    170        9,402,354.07      5.29        7.994       70.21         731
PURCHASE                                           1,014      41,665,016.02     23.42        9.196       96.43         732
REFINANCE                                           340       15,774,071.68      8.87        9.204       80.79         710
_____________________________________________________________________________________________________________________________
Total:                                             3,666    $177,891,857.01    100.00%      8.834%      80.42%         719
_____________________________________________________________________________________________________________________________

Property Type of Group I
_____________________________________________________________________________________________________________________________
                                                                              Percentage   Weighted    Weighted     Non-zero
                                                                             of loans by   Average      Average     Weighted
                                                                Current        Current     Gross       Original      Average
                                                  Number       Principal      Principal    Mortgage    Combined      Credit
Property Type                                     of Loans      Balance        Balance       Rate      LTV Ratio      Score
_____________________________________________________________________________________________________________________________
MULTIFAMILY                                         101       $5,260,086.47     2.96%       10.404%     85.87%         704
CONDOMINIUM                                         252       10,459,410.28      5.88        9.042       87.47         730
PLANNED UNIT DEVELOPMENT                            428       19,287,576.91     10.84        9.133       91.98         727
SINGLE FAMILY                                      2,884     142,832,515.41     80.29        8.722       78.13         717
TOWNHOUSE                                            1            52,267.94      0.03        5.875       89.33         724
_____________________________________________________________________________________________________________________________
Total:                                             3,666    $177,891,857.01    100.00%      8.834%      80.42%         719
_____________________________________________________________________________________________________________________________

Occupancy Status of Group I
_____________________________________________________________________________________________________________________________
                                                                              Percentage   Weighted    Weighted     Non-zero
                                                                             of loans by   Average      Average     Weighted
                                                                Current        Current     Gross       Original      Average
                                                  Number       Principal      Principal    Mortgage    Combined      Credit
Occupancy Status                                  of Loans      Balance        Balance       Rate      LTV Ratio      Score
_____________________________________________________________________________________________________________________________
Primary Residence                                  3,403    $168,815,109.27     94.90%      8.749%      80.43%         718
Second/Vacation                                      65        2,976,902.27      1.67        8.918       74.89         728
Investment                                          198        6,099,845.47      3.43       11.151       82.82         720
_____________________________________________________________________________________________________________________________
Total:                                             3,666    $177,891,857.01    100.00%      8.834%      80.42%         719
_____________________________________________________________________________________________________________________________

Years of Origination of Group I
_____________________________________________________________________________________________________________________________
                                                                             Percentage   Weighted    Weighted     Non-zero
                                                                             of loans by   Average      Average     Weighted
                                                                Current        Current     Gross       Original      Average
                                                   Number       Principal      Principal    Mortgage    Combined      Credit
Years of Origination                              of Loans      Balance        Balance       Rate      LTV Ratio      Score
_____________________________________________________________________________________________________________________________
2002                                                 1           $59,934.51     0.03%       4.250%      12.62%         788
2003                                                 2            64,578.06      0.04        6.846       77.24         759
2006                                                 17          641,468.62      0.36       10.753       93.96         681
2007                                               3,646     177,125,875.82     99.57        8.829       80.39         719
_____________________________________________________________________________________________________________________________
Total:                                             3,666    $177,891,857.01    100.00%      8.834%      80.42%         719
_____________________________________________________________________________________________________________________________

Balloon Loans of Group I
_____________________________________________________________________________________________________________________________
                                                                             Percentage   Weighted    Weighted     Non-zero
                                                                             of loans by   Average      Average     Weighted
                                                                Current        Current     Gross       Original      Average
                                                   Number       Principal      Principal    Mortgage    Combined      Credit
Balloon Loans                                     of Loans      Balance        Balance       Rate      LTV Ratio      Score
_____________________________________________________________________________________________________________________________
Balloon Loan                                       1,553     $69,985,172.24     39.34%      9.170%      88.37%         724
Non-Balloon Loan                                   2,113     107,906,684.77     60.66        8.616       75.26         715
_____________________________________________________________________________________________________________________________
Total:                                             3,666    $177,891,857.01    100.00%      8.834%      80.42%         719
_____________________________________________________________________________________________________________________________

Geographic Distribution of Group I
_____________________________________________________________________________________________________________________________
                                                                              Percentage   Weighted    Weighted     Non-zero
                                                                             of loans by   Average      Average     Weighted
                                                                Current        Current     Gross       Original      Average
                                                   Number       Principal      Principal    Mortgage    Combined      Credit
Geographic Distribution                           of Loans      Balance        Balance       Rate      LTV Ratio      Score
_____________________________________________________________________________________________________________________________
Alaska                                               19        1,302,964.17     0.73%       8.547%      88.40%         745
Alabama                                              56        2,080,156.00      1.17        9.535       84.99         697
Arkansas                                             15          573,307.35      0.32        9.419       98.14         731
Arizona                                             147        7,669,160.43      4.31        8.644       80.55         721
California                                          543       34,991,678.99     19.67        8.481       70.78         720
Colorado                                            156        7,470,047.26      4.20        8.733       85.05         735
Connecticut                                          57        2,992,796.13      1.68        8.785       82.19         717
District of Columbia                                 5           247,694.06      0.14       10.244       96.53         721
Delaware                                             24        1,088,961.06      0.61        8.251       75.37         703
Florida                                             239       10,786,801.56      6.06        9.163       80.49         709
Georgia                                             108        4,772,852.19      2.68        9.043       84.05         713
Hawaii                                               20        1,434,777.62      0.81        8.546       70.63         716
Iowa                                                 33          986,688.23      0.55        8.822       87.78         720
Idaho                                                36        1,423,514.76      0.80        8.987       79.16         727
Illinois                                            134        6,373,115.82      3.58        9.186       82.56         713
Indiana                                              72        2,764,124.57      1.55        8.790       85.68         730
Kansas                                               17          681,753.30      0.38        8.263       89.46         731
Kentucky                                             16          555,369.05      0.31        8.753       80.14         725
Louisiana                                            22          805,705.97      0.45        8.950       83.21         719
Massachusetts                                       123        6,273,019.32      3.53        8.523       83.88         730
Maryland                                             89        4,953,560.19      2.78        8.951       79.75         705
Maine                                                12          656,917.74      0.37        8.386       77.08         716
Michigan                                            144        5,118,054.81      2.88        8.743       82.64         727
Minnesota                                            67        2,804,740.48      1.58        9.253       88.89         718
Missouri                                             75        3,015,403.76      1.70        8.833       83.65         727
Mississippi                                          19          626,675.57      0.35        8.972       78.83         715
Montana                                              16          783,856.64      0.44        9.122       79.44         710
North Carolina                                       61        2,486,860.05      1.40        8.883       90.15         729
North Dakota                                         1            11,200.00      0.01       11.125       90.00         711
Nebraska                                             8           351,422.98      0.20        8.702       84.83         724
New Hampshire                                        24        1,123,665.59      0.63        8.827       85.80         707
New Jersey                                          138        8,169,152.39      4.59        8.690       73.52         720
New Mexico                                           20          736,791.64      0.41        9.211       78.58         715
Nevada                                               50        2,512,537.33      1.41        9.420       82.34         715
New York                                             88        4,688,766.88      2.64        8.606       76.99         719
Ohio                                                 44        1,573,308.33      0.88        9.598       83.03         699
Oklahoma                                             28        1,107,264.17      0.62        8.725       81.85         722
Oregon                                               51        2,310,895.86      1.30        9.018       84.98         717
Pennsylvania                                        141        6,613,950.94      3.72        9.104       82.31         715
Rhode Island                                         6           265,863.94      0.15        8.275       79.33         712
South Carolina                                       36        1,739,100.18      0.98        8.384       80.74         721
South Dakota                                         3           109,778.27      0.06        8.772       62.52         697
Tennessee                                            36        1,475,518.53      0.83        9.605       83.12         707
Texas                                               242        9,305,724.65      5.23        8.688       90.39         724
Utah                                                 66        3,299,404.53      1.85        9.080       83.49         715
Virginia                                             99        4,720,206.35      2.65        8.889       80.19         714
Vermont                                              11          425,823.69      0.24        8.290       66.26         737
Washington                                          143        7,290,793.61      4.10        9.430       85.85         711
Wisconsin                                            79        3,184,050.18      1.79        9.173       89.84         718
West Virginia                                        12          441,475.39      0.25        8.942       79.55         693
Wyoming                                              15          714,604.50      0.40        8.916       84.60         743
_____________________________________________________________________________________________________________________________
Total:                                             3,666    $177,891,857.01    100.00%      8.834%      80.42%         719
_____________________________________________________________________________________________________________________________

Junior Ratios of Group I
_____________________________________________________________________________________________________________________________
                                                                              Percentage   Weighted    Weighted     Non-zero
                                                                             of loans by   Average      Average     Weighted
                                                                Current        Current     Gross       Original      Average
                                                  Number       Principal      Principal    Mortgage    Combined      Credit
Range of Junior Ratios (%)                        of Loans      Balance        Balance       Rate      LTV Ratio      Score
_____________________________________________________________________________________________________________________________
&lt;= 0.00                                          165      $10,291,603.88     5.79%       7.767%      48.47%         724
0.01 - 5.00                                          13          138,331.35      0.08        9.506       83.49         693
5.01 - 10.00                                        190        4,155,745.50      2.34        9.448       81.95         713
10.01 - 15.00                                       706       21,067,379.09     11.84        9.763       85.92         710
15.01 - 20.00                                      1,085      45,838,550.51     25.77        9.366       92.52         719
20.01 - 25.00                                       524       26,187,628.19     14.72        8.959       86.06         720
25.01 - 30.00                                       309       17,159,979.69      9.65        8.758       78.42         710
30.01 - 35.00                                       238       15,383,529.80      8.65        8.392       72.53         721
35.01 - 40.00                                       147       10,945,426.84      6.15        8.230       75.19         725
40.01 - 45.00                                       115        9,818,422.84      5.52        8.131       74.42         718
45.01 - 50.00                                        65        6,152,402.36      3.46        7.958       71.39         727
50.01 - 55.00                                        34        3,056,098.29      1.72        7.675       67.20         734
55.01 - 60.00                                        29        2,680,570.08      1.51        7.635       66.97         723
60.01 - 65.00                                        18        2,052,549.32      1.15        7.762       58.29         737
65.01 - 70.00                                        11        1,216,958.16      0.68        7.815       65.38         732
70.01 - 75.00                                        5           753,135.63      0.42        7.653       68.50         718
75.01 - 80.00                                        3           311,499.71      0.18        6.854       59.91         782
80.01 - 85.00                                        4           320,184.39      0.18        8.606       70.60         704
85.01 - 90.00                                        3           199,708.40      0.11        8.601       36.95         735
90.01 - 95.00                                        2           162,152.98      0.09        8.290       68.49         715
_____________________________________________________________________________________________________________________________
Total:                                             3,666    $177,891,857.01    100.00%      8.834%      80.42%         719
_____________________________________________________________________________________________________________________________

As of the cut-off date, the non-zero weighted average junior ratio of the loans was approximately
26.76%.

Prepayment Penalty Flag of Group I
_____________________________________________________________________________________________________________________________
                                                                              Percentage   Weighted    Weighted     Non-zero
                                                                               of loans    Average     Average      Weighted
                                                                 Current      by Current   Gross       Original      Average
                                                    Number      Principal      Principal   Mortgage    Combined      Credit
Prepayment Penalty Flag                            of Loans      Balance        Balance       Rate     LTV Ratio      Score
_____________________________________________________________________________________________________________________________
No Prepayment Penalty                               3,488    $170,330,676.78    95.75%       8.760%      80.01%        720
Prepayment Penalty                                   178        7,561,180.23     4.25        10.489      89.48         693
_____________________________________________________________________________________________________________________________
Total:                                              3,666    $177,891,857.01    100.00%      8.834%      80.42%        719
_____________________________________________________________________________________________________________________________

Original Prepayment Penalty Term of Group I
_____________________________________________________________________________________________________________________________
                                                                              Percentage   Weighted    Weighted     Non-zero
                                                                               of loans    Average     Average      Weighted
                                                                 Current       by Current   Gross       Original      Average
                                                    Number      Principal      Principal   Mortgage    Combined      Credit
Original Prepayment Penalty Term (months)          of Loans      Balance        Balance       Rate     LTV Ratio      Score
_____________________________________________________________________________________________________________________________
                        0                           3,488    $170,330,676.78    95.75%       8.760%      80.01%        720
                       12                             20          769,778.76     0.43        11.290      88.81         706
                       24                             7           351,827.41     0.20        10.262      95.68         701
                       36                            151        6,439,574.06     3.62        10.405      89.22         691
_____________________________________________________________________________________________________________________________
Total:                                              3,666    $177,891,857.01    100.00%      8.834%      80.42%        719
_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________
                                          Group II of 2007 GMACM - HE3
                                                      Summary Statistics             Range (if Applicable)

Number of Loans:                                             3,403
                                                                                Minimum                Maximum

Aggregate Current Principal Balance:                    $223,459,904.83        $4,742.01             $797,521.37
Average Current Principal Balance:                        $65,665.56

Aggregate Original Principal Balance:                   $224,686,784.00        $9,000.00             $800,000.00
Average Original Principal Balance:                       $66,026.09

Weighted Average Gross Mortgage
Rate:                                                               9.217%               5.075%                     18.475%

Weighted Average Original Term to Maturity
(months):                                                            224                   60                         360
Weighted Average Remaining Term to Maturity
(months):                                                            221                   56                         358

Weighted Average Original Combined LTV:                             84.68%               8.98%                      100.00%

Non-zero Weighted Average Credit
Score:                                                               715                  566                         829

Non-zero Weighted Average Debt-to-Income
Ratio:                                                              40.42%               7.40%                       74.60%

Balloon Loans (% of Total) :                                47.54%

Non-zero Weighted Average Junior
Ratio:                                                              25.07%               1.12%                       96.08%

Lien Position (1st/2nd):                          1st (3.83%) / 2nd (96.17%)

Geographic Distribution (Top 5):                    CA           28.36%
                                                    FL           6.01%
                                                    NJ           4.62%
                                                    VA           4.44%
                                                    NY           4.38%

_____________________________________________________________________________________________________________________________

Original Principal Balances of Group II
_____________________________________________________________________________________________________________________________
                                                                                 Percentage of      Weighted     Non-zero
                                                                                    loans by        Average      Weighted
                                                                    Current         Current         Original     Average
                                                    Number of      Principal       Principal      Combined LTV   Credit
Range of Original Principal Balance ($)               Loans         Balance         Balance          Ratio         Score
_____________________________________________________________________________________________________________________________
$0.01 - $25,000.00                                     528       $10,941,556.64      4.90%           79.36%         692
$25,000.01 - $50,000.00                               1,222       45,602,150.28      20.41           83.35          700
$50,000.01 - $75,000.00                                686        43,000,483.05      19.24           86.94          712
$75,000.01 - $100,000.00                               438        38,413,484.51      17.19           88.13          715
$100,000.01 - $125,000.00                              182        20,445,722.80       9.15           88.90          713
$125,000.01 - $150,000.00                              143        19,960,472.62       8.93           85.95          721
$150,000.01 - $175,000.00                               56         9,109,763.30       4.08           81.76          727
$175,000.01 - $200,000.00                               61        11,584,362.39       5.18           80.74          724
$200,000.01 - $225,000.00                               16         3,351,517.70       1.50           77.11          727
$225,000.01 - $250,000.00                               20         4,717,389.08       2.11           74.96          720
$250,000.01 - $275,000.00                               10         2,636,026.41       1.18           85.82          747
$275,000.01 - $300,000.00                               22         6,451,483.36       2.89           82.28          741
$300,000.01 - $325,000.00                               8          2,510,860.54       1.12           73.51          758
$325,000.01 - $350,000.00                               1            344,000.31       0.15           69.40          780
$350,000.01 - $375,000.00                               3          1,074,463.48       0.48           86.08          795
$375,000.01 - $400,000.00                               3          1,197,138.48       0.54           74.23          747
$400,000.01 - $425,000.00                               2            822,138.06       0.37           82.95          792
$475,000.01 - $500,000.00                               1            499,370.45       0.22           75.89          776
$775,000.01 - $800,000.00                               1            797,521.37       0.36           64.00          787
_____________________________________________________________________________________________________________________________
Total:                                                3,403     $223,459,904.83     100.00%          84.68%         715
_____________________________________________________________________________________________________________________________

As of the cut-off date, the average original principal balance of the Loans was approximately $66,026.

Current Principal Balances of Group II
_____________________________________________________________________________________________________________________________
                                                                                    Percentage of      Weighted     Non-zero
                                                                                      loans by         Average      Weighted
                                                                     Current           Current         Original     Average
                                                     Number of      Principal         Principal      Combined LTV   Credit
Range of Current Principal Balance ($)                 Loans         Balance           Balance          Ratio         Score
_____________________________________________________________________________________________________________________________
$0.01 - $25,000.00                                      539        $11,151,102.92       4.99%           79.50%         693
$25,000.01 - $50,000.00                                1,217        45,593,172.17       20.40           83.38          700
$50,000.01 - $75,000.00                                 685         43,024,559.76       19.25           86.89          712
$75,000.01 - $100,000.00                                436         38,481,522.12       17.22           88.05          716
$100,000.01 - $125,000.00                               180         20,278,012.32       9.07            88.89          713
$125,000.01 - $150,000.00                               142         19,835,500.61       8.88            86.16          720
$150,000.01 - $175,000.00                                57          9,261,628.16       4.14            81.84          727
$175,000.01 - $200,000.00                                62         11,763,446.69       5.26            80.66          724
$200,000.01 - $225,000.00                                15          3,199,652.84       1.43            76.65          725
$225,000.01 - $250,000.00                                19          4,538,304.78       2.03            74.97          718
$250,000.01 - $275,000.00                                10          2,636,026.41       1.18            85.82          747
$275,000.01 - $300,000.00                                22          6,451,483.36       2.89            82.28          741
$300,000.01 - $325,000.00                                8           2,510,860.54       1.12            73.51          758
$325,000.01 - $350,000.00                                2             693,668.63       0.31            84.69          787
$350,000.01 - $375,000.00                                2             724,795.16       0.32            79.49          796
$375,000.01 - $400,000.00                                3           1,197,138.48       0.54            74.23          747
$400,000.01 - $425,000.00                                2             822,138.06       0.37            82.95          792
$475,000.01 - $500,000.00                                1             499,370.45       0.22            75.89          776
$775,000.01 - $800,000.00                                1             797,521.37       0.36            64.00          787
_____________________________________________________________________________________________________________________________
Total:                                                 3,403      $223,459,904.83      100.00%          84.68%         715
_____________________________________________________________________________________________________________________________

As of the cut-off date, the average current principal balance of the loans was approximately
$65,666.

Gross Mortgage Loan Rates of Group II
_____________________________________________________________________________________________________________________________
                                                                                 Percentage of      Weighted     Non-zero
                                                                                    loans by        Average      Weighted
                                                                    Current         Current         Original     Average
                                                    Number of      Principal       Principal      Combined LTV   Credit
Range of Gross Mortgage Rates (%)                     Loans         Balance         Balance          Ratio         Score
_____________________________________________________________________________________________________________________________
5.000 - 5.499                                           2           $149,123.85      0.07%           69.29%         795
5.500 - 5.999                                           23         3,307,555.18       1.48           63.52          768
6.000 - 6.499                                           44         5,294,949.20       2.37           72.19          761
6.500 - 6.999                                          171        18,718,323.95       8.38           70.97          755
7.000 - 7.499                                          113        11,273,985.47       5.05           75.30          742
7.500 - 7.999                                          275        20,844,903.52       9.33           77.48          742
8.000 - 8.499                                          500        31,394,581.06      14.05           84.48          739
8.500 - 8.999                                          416        24,863,750.14      11.13           89.18          727
9.000 - 9.499                                          259        16,623,380.22       7.44           88.66          705
9.500 - 9.999                                          318        19,604,619.46       8.77           90.33          701
10.000 - 10.499                                        195        13,339,426.73       5.97           90.52          692
10.500 - 10.999                                        290        16,834,619.20       7.53           89.40          679
11.000 - 11.499                                        228        14,442,126.09       6.46           87.28          672
11.500 - 11.999                                        153         8,900,224.03       3.98           90.29          676
12.000 - 12.499                                        106         4,873,102.21       2.18           91.78          671
12.500 - 12.999                                         77         4,088,736.73       1.83           89.85          682
13.000 - 13.499                                        116         4,568,370.42       2.04           92.03          669
13.500 - 13.999                                         75         2,989,381.27       1.34           92.11          664
14.000 - 14.499                                         25           834,724.63       0.37           94.01          663
14.500 - 14.999                                         14           364,188.94       0.16           92.15          658
15.000 - 15.499                                         1             26,982.15       0.01           90.00          760
15.500 - 15.999                                         1             30,880.35       0.01           100.00         662
18.000 - 18.499                                         1             91,970.03       0.04           95.00          672
_____________________________________________________________________________________________________________________________
Total:                                                3,403     $223,459,904.83     100.00%          84.68%         715
_____________________________________________________________________________________________________________________________

As of the cut-off date, the weighted average gross mortgage rate of the loans was approximately 9.217%.

Credit Score Ranges of Group II
_____________________________________________________________________________________________________________________________
                                                                           Percentage   Weighted    Non-zero
                                                                          of loans by   Average     Weighted
                                                            Current         Current     Original    Average
                                              Number       Principal       Principal    Combined    Credit
Credit Score Ranges                           of Loans      Balance         Balance     LTV Ratio     Score
_____________________________________________________________________________________________________________________________
Not Available                                    15          $675,145.34     0.30%        89.58%       N/A
1 - 599                                         179         6,369,694.94      2.85        69.03        589
600 - 624                                        71         3,132,933.72      1.40        79.53        616
625 - 649                                       196        10,210,818.19      4.57        86.75        639
650 - 674                                       475        27,806,924.97     12.44        87.38        665
675 - 699                                       640        42,429,777.91     18.99        88.75        687
700 - 724                                       513        37,079,853.67     16.59        86.20        712
725 - 749                                       448        32,358,455.81     14.48        83.64        737
750 - 774                                       447        31,908,298.18     14.28        82.31        762
775 - 799                                       322        25,480,927.27     11.40        82.77        786
800 - 824                                        95         5,945,095.28      2.66        75.37        807
825 - 849                                        2             61,979.55      0.03        90.49        829
_____________________________________________________________________________________________________________________________
Total:                                         3,403     $223,459,904.83    100.00%       84.68%       715
_____________________________________________________________________________________________________________________________

As of the cut-off date, the non-zero weighted average Credit Score of the loans was approximately 715.
Original Combined Loan to Value Ratios of Group II

_____________________________________________________________________________________________________________________________
                                                                                 Percentage of      Weighted
                                                                                   loans by        Average         Non-zero
                                                                   Current         Current         Original        Weighted
                                                  Number of       Principal       Principal      Combined LTV      Average
Range of Original Combined LTV Ratios (%)            Loans         Balance         Balance          Ratio        Credit Score
_____________________________________________________________________________________________________________________________
5.01 - 10.00                                           2            $51,770.66      0.02%           9.42%            718
10.01 - 15.00                                          6            196,537.32       0.09           12.55            727
15.01 - 20.00                                          16           604,332.69       0.27           16.95            696
20.01 - 25.00                                          16           986,483.98       0.44           22.31            729
25.01 - 30.00                                          18           843,642.07       0.38           27.73            725
30.01 - 35.00                                          18           926,414.12       0.41           31.97            706
35.01 - 40.00                                          41         2,166,452.40       0.97           37.71            729
40.01 - 45.00                                          32         1,886,679.11       0.84           42.27            723
45.01 - 50.00                                          32         2,159,892.86       0.97           47.61            746
50.01 - 55.00                                          52         3,672,517.32       1.64           52.67            725
55.01 - 60.00                                          71         4,224,792.13       1.89           57.42            727
60.01 - 65.00                                          77         6,622,981.02       2.96           62.69            734
65.01 - 70.00                                         125         9,525,167.37       4.26           67.73            716
70.01 - 75.00                                         161        11,476,820.15       5.14           72.81            718
75.01 - 80.00                                         318        24,568,949.96      10.99           78.17            713
80.01 - 85.00                                         255        13,870,719.36       6.21           83.31            696
85.01 - 90.00                                         880        52,803,402.16      23.63           89.08            711
90.01 - 95.00                                         520        35,031,340.64      15.68           94.16            715
95.01 - 100.00                                        763        51,841,009.51      23.20           99.53            717
_____________________________________________________________________________________________________________________________
Total:                                               3,403     $223,459,904.83     100.00%          84.68%           715
_____________________________________________________________________________________________________________________________

As of the cut-off date, the weighted average original combined LTV ratio based on the current balance of the loans was approximately 84.68%.

Original Term to Maturity of Group II
_____________________________________________________________________________________________________________________________
                                                                               Percentage       Weighted     Non-zero
                                                                               of loans by      Average      Weighted
                                                                Current          Current        Original     Average
                                                 Number         Principal        Principal     Combined LTV   Credit
Range of Original Months to Maturity             of Loans       Balance          Balance         Ratio         Score
_____________________________________________________________________________________________________________________________
1  -  60                                            13           $508,124.67      0.23%          58.11%         729
61 - 120                                            58          2,231,297.19      1.00           65.47          717
121 - 180                                          2,130      133,183,168.72      59.60          85.49          720
181 - 240                                           106         7,204,887.57      3.22           79.89          717
241 - 300                                          1,082       79,550,374.47      35.60          84.44          705
301 - 360                                           14            782,052.21      0.35           87.33          715
_____________________________________________________________________________________________________________________________
Total:                                             3,403     $223,459,904.83     100.00%         84.68%         715
_____________________________________________________________________________________________________________________________
As of the cut-off date, the weighted average original term to maturity of the Loans was approximately 224.

Remaining Term to Maturity of Group II
_____________________________________________________________________________________________________________________________
                                                                               Percentage       Weighted     Non-zero
                                                                               of loans by      Average      Weighted
                                                                Current          Current        Original     Average
                                                  Number       Principal        Principal     Combined LTV   Credit
Range of Remaining months to Maturity           of Loans       Balance          Balance         Ratio         Score
_____________________________________________________________________________________________________________________________
1  -  60                                            13           $508,124.67      0.23%          58.11%         729
61 - 120                                            58          2,231,297.19      1.00           65.47          717
121 - 180                                          2,130      133,183,168.72      59.60          85.49          720
181 - 240                                           106         7,204,887.57      3.22           79.89          717
241 - 300                                          1,082       79,550,374.47      35.60          84.44          705
301 - 360                                           14            782,052.21      0.35           87.33          715
_____________________________________________________________________________________________________________________________
Total:                                             3,403     $223,459,904.83     100.00%         84.68%         715
_____________________________________________________________________________________________________________________________

As of the cut-off date, the weighted average remaining term to maturity of the loans was approximately 221.

Debt-to-Income Ratios of Group II
_____________________________________________________________________________________________________________________________
                                                                               Percentage       Weighted     Non-zero
                                                                               of loans by      Average      Weighted
                                                                Current          Current        Original     Average
                                                 Number        Principal        Principal     Combined LTV   Credit
Range of Debt-to-Income Ratios (%)              of Loans       Balance          Balance         Ratio         Score
_____________________________________________________________________________________________________________________________
&lt;= 0.00                                          23         $1,072,127.76      0.48%          95.17%         690
0.01 - 20.00                                        78          5,762,130.93      2.58           72.25          737
20.01 - 25.00                                       139         7,292,797.90      3.26           78.52          723
25.01 - 30.00                                       256        14,260,689.17      6.38           78.43          718
30.01 - 35.00                                       376        23,071,060.12      10.32          81.10          728
35.01 - 40.00                                       682        45,859,769.28      20.52          83.87          720
40.01 - 45.00                                       963        64,422,593.92      28.83          86.39          707
45.01 - 50.00                                       514        36,828,012.03      16.48          88.52          708
50.01 - 55.00                                       348        23,593,165.66      10.56          87.52          714
55.01 - 60.00                                       18            871,726.83      0.39           89.85          732
&gt;= 60.01                                          6            425,831.23      0.19           63.03          761
_____________________________________________________________________________________________________________________________
Total:                                             3,403     $223,459,904.83     100.00%         84.68%         715
_____________________________________________________________________________________________________________________________

As of the cut-off date, the non-zero weighted average debt-to-income ratio of the loans was approximately 40.42%.

Fixed Rate and Adjustable Rate Loans of Group II
_____________________________________________________________________________________________________________________________
                                                                               Percentage       Weighted     Non-zero
                                                                               of loans by      Average      Weighted
                                                                Current          Current        Original     Average
                                                 Number        Principal        Principal     Combined LTV   Credit
Fixed Rate / Adjustable Rate Loans               of Loans       Balance          Balance         Ratio         Score
_____________________________________________________________________________________________________________________________
Fixed Rate Mortgage                                3,403     $223,459,904.83     100.00%         84.68%         715
_____________________________________________________________________________________________________________________________
Total:                                             3,403     $223,459,904.83     100.00%         84.68%         715
_____________________________________________________________________________________________________________________________

Product Type Descriptions of Group II
_____________________________________________________________________________________________________________________________
                                                                            Percentage    Weighted   Weighted
                                                                            of loans by   Average    Average       Non-zero
                                                             Current          Current     Gross      Original      Weighted
                                               Number       Principal        Principal    Mortgage   Combined       Average
Product Type Descriptions                      of Loans      Balance          Balance       Rate     LTV Ratio   Credit Score
_____________________________________________________________________________________________________________________________
10 Year Fixed                                     58         2,231,297.19      1.00         8.62       65.47          717
15 Year Fixed                                    513        26,960,148.48      12.06        8.286      73.00          719
20 Year Fixed                                    106         7,204,887.57      3.22         8.387      79.89          717
25 Year Fixed                                   1,082       79,550,374.47      35.60        9.412      84.44          705
30 Year Fixed                                     14           782,052.21      0.35        10.216      87.33          715
30/15 Fixed Balloon                             1,617      106,223,020.24      47.54        9.373      88.66          721
5 Year Fixed                                      13           508,124.67      0.23         8.099      58.11          729
_____________________________________________________________________________________________________________________________
Total:                                          3,403     $223,459,904.83     100.00%      9.217%      84.68%         715
_____________________________________________________________________________________________________________________________

Interest Only of Group II
_____________________________________________________________________________________________________________________________
                                                                            Percentage    Weighted   Weighted
                                                                            of loans by   Average    Average       Non-zero
                                                             Current          Current     Gross      Original      Weighted
                                               Number       Principal        Principal    Mortgage   Combined       Average
Interest Only                                  of Loans      Balance          Balance       Rate     LTV Ratio   Credit Score
_____________________________________________________________________________________________________________________________
60 MO IO                                         369       $29,344,156.56     13.13%       10.422%     93.55%         703
Not Interest Only                               3,034      194,115,748.27      86.87        9.034      83.34          717
_____________________________________________________________________________________________________________________________
Total:                                          3,403     $223,459,904.83     100.00%      9.217%      84.68%         715
_____________________________________________________________________________________________________________________________

Lien Position of Group II
_____________________________________________________________________________________________________________________________
                                                                            Percentage    Weighted   Weighted
                                                                            of loans by   Average    Average       Non-zero
                                                             Current          Current     Gross      Original      Weighted
                                               Number       Principal        Principal    Mortgage   Combined       Average
Lien Position                                  of Loans      Balance          Balance       Rate     LTV Ratio   Credit Score
_____________________________________________________________________________________________________________________________
First Lien                                       109        $8,563,401.44      3.83%       7.885%      60.04%         720
Second Lien                                     3,294      214,896,503.39      96.17        9.270      85.66          715
_____________________________________________________________________________________________________________________________
Total:                                          3,403     $223,459,904.83     100.00%      9.217%      84.68%         715
_____________________________________________________________________________________________________________________________

Documentation Types of Group II
_____________________________________________________________________________________________________________________________
                                                                        Percentage of    Weighted     Weighted    Non-zero
                                                                          loans by        Average      Average    Weighted
                                                          Current          Current         Gross      Original    Average
                                             Number      Principal        Principal      Mortgage     Combined    Credit
Documentation Types                          of Loans     Balance          Balance         Rate       LTV Ratio     Score
_____________________________________________________________________________________________________________________________
AAA                                            444     $40,751,256.77      18.24%         7.463%       68.88%        742
FAMILY FIRST DIRECT                             48       3,871,104.81       1.73           8.210        78.11        727
FAST                                            2          134,282.02       0.06           7.842        79.99        765
GM EXPANDED FAMILY                              1           62,602.57       0.03           8.175        67.55        753
GO FAST                                         13         566,763.41       0.25           8.237        92.19        767
LITE                                            2          142,445.24       0.06           8.189        97.57        791
NO INCOME VERIFICATION                          4          231,043.33       0.10          10.224        76.86        729
NO INCOME/NO APPRAISAL                          12         612,516.37       0.27           9.782        71.98        715
NO INCOME/NO ASSET                              22       1,032,987.76       0.46          12.601        94.99        690
NO RATIO                                        2           77,140.00       0.03          12.619        88.41        687
ONE PAYSTUB                                     1           36,935.39       0.02           9.150        84.80        681
RELOCATION                                     107       5,300,321.12       2.37           8.684        89.92        745
SELECT                                          14       3,204,453.79       1.43           7.422        80.76        762
STANDARD                                      2,117    129,820,719.76       58.10          9.297        88.63        706
STATED INCOME/STATED ASSET                     596      35,549,767.27       15.91         11.169        88.28        705
STATED INCOME/VERIFIED ASSET                    16       1,753,893.82       0.78           9.977        87.36        717
STREAMLINE                                      1          279,708.19       0.13           6.990        94.81        780
SUPER EXPRESS                                   1           31,963.21       0.01           8.600        87.84        791
_____________________________________________________________________________________________________________________________
Total:                                        3,403    223,459,904.83      100.00%        9.217%       84.68%        715
_____________________________________________________________________________________________________________________________

Loan Purpose of Group II
_____________________________________________________________________________________________________________________________
                                                                         Percentage of    Weighted     Weighted    Non-zero
                                                                           loans by        Average      Average    Weighted
                                                           Current          Current         Gross      Original    Average
                                             Number       Principal        Principal      Mortgage     Combined    Credit
Loan Purpose                                 of Loans      Balance          Balance         Rate       LTV Ratio     Score
_____________________________________________________________________________________________________________________________
CASHOUT REFI                                  1,368     $94,939,673.12      42.49%         9.193%       81.37%        709
DEBT CONSOLIDATION                             552       35,404,430.28       15.84          8.858        78.00        701
HOME IMPROVEMENT                               127        8,472,099.04       3.79           8.494        75.36        726
PURCHASE                                      1,038      63,451,774.57       28.40          9.449        95.01        731
REFINANCE                                      318       21,191,927.82       9.48           9.516        83.45        711
_____________________________________________________________________________________________________________________________
Total:                                        3,403    $223,459,904.83      100.00%        9.217%       84.68%        715
_____________________________________________________________________________________________________________________________

Property Type of Group II
_____________________________________________________________________________________________________________________________
                                                                         Percentage of    Weighted     Weighted    Non-zero
                                                                           loans by        Average      Average    Weighted
                                                           Current          Current         Gross      Original    Average
                                             Number       Principal        Principal      Mortgage     Combined    Credit
Property Type                                of Loans      Balance          Balance         Rate       LTV Ratio     Score
_____________________________________________________________________________________________________________________________
MULTIFAMILY                                     92       $5,783,299.39       2.59%         10.336%      86.67%        719
CONDOMINIUM                                    227       12,639,020.74       5.66           9.458        90.33        724
PLANNED UNIT DEVELOPMENT                       499       33,967,614.61       15.20          9.374        90.78        721
SINGLE FAMILY                                 2,585     171,069,970.09       76.56          9.130        82.98        713
_____________________________________________________________________________________________________________________________
Total:                                        3,403    $223,459,904.83      100.00%        9.217%       84.68%        715
_____________________________________________________________________________________________________________________________

Occupancy Status of Group II
_____________________________________________________________________________________________________________________________
                                                                         Percentage of    Weighted     Weighted    Non-zero
                                                                           loans by        Average      Average    Weighted
                                                           Current          Current         Gross      Original    Average
                                             Number       Principal        Principal      Mortgage     Combined    Credit
Occupancy Status                             of Loans      Balance          Balance         Rate       LTV Ratio     Score
_____________________________________________________________________________________________________________________________
Primary Residence                             3,126    $211,972,588.78      94.86%         9.108%       84.71%        714
Second/Vacation                                 63        4,171,694.87       1.87           9.215        81.41        730
Investment                                     214        7,315,621.18       3.27          12.364        85.83        716
_____________________________________________________________________________________________________________________________
Total:                                        3,403    $223,459,904.83      100.00%        9.217%       84.68%        715
_____________________________________________________________________________________________________________________________

Years of Origination of Group II
_____________________________________________________________________________________________________________________________
                                                                          Percentage of    Weighted     Weighted    Non-zero
                                                                           loans by        Average      Average    Weighted
                                                            Current         Current         Gross      Original    Average
                                              Number       Principal        Principal      Mortgage     Combined    Credit
Years of Origination                         of Loans       Balance          Balance         Rate       LTV Ratio     Score
_____________________________________________________________________________________________________________________________
2002                                            1            $5,062.89       0.00%         6.500%       63.33%        784
2005                                            2            74,861.85       0.03           9.561        96.40        651
2006                                            21          954,904.12       0.43          11.498        93.84        684
2007                                          3,379     222,425,075.97       99.54          9.207        84.64        715
_____________________________________________________________________________________________________________________________
Total:                                        3,403    $223,459,904.83      100.00%        9.217%       84.68%        715
_____________________________________________________________________________________________________________________________

Balloon Loans of Group II
_____________________________________________________________________________________________________________________________
                                                                        Percentage of    Weighted     Weighted    Non-zero
                                                                           loans by        Average      Average    Weighted
                                                           Current          Current         Gross      Original    Average
                                             Number       Principal        Principal      Mortgage     Combined    Credit
Balloon Loans                               of Loans      Balance          Balance         Rate       LTV Ratio     Score
_____________________________________________________________________________________________________________________________
Balloon Loan                                  1,617    $106,223,020.24      47.54%         9.373%       88.66%        721
Non-Balloon Loan                              1,786     117,236,884.59       52.46          9.075        81.08        709
_____________________________________________________________________________________________________________________________
Total:                                        3,403    $223,459,904.83      100.00%        9.217%       84.68%        715
_____________________________________________________________________________________________________________________________

Geographic Distribution of Group II
_____________________________________________________________________________________________________________________________
                                                                         Percentage of     Weighted     Weighted    Non-zero
                                                                            loans by        Average      Average    Weighted
                                                            Current         Current          Gross      Original    Average
                                          Number of        Principal        Principal       Mortgage     Combined    Credit
Geographic Distribution                     Loans           Balance          Balance          Rate       LTV Ratio     Score
_____________________________________________________________________________________________________________________________
Alaska                                        14            867,563.42       0.39%          8.447%       84.88%        712
Alabama                                       30          1,390,490.73        0.62           9.754        89.47        712
Arkansas                                      8             227,102.16        0.10           9.257        96.24        726
Arizona                                      117          8,083,482.85        3.62           9.732        86.50        713
California                                   723         63,376,903.53       28.36           9.245        83.90        718
Colorado                                     116          7,669,611.33        3.43           8.993        90.79        724
Connecticut                                   59          3,310,728.65        1.48           9.106        82.97        712
District of Columbia                          7             593,940.13        0.27           9.052        89.24        700
Delaware                                      18          1,073,718.25        0.48           9.400        89.12        699
Florida                                      216         13,428,326.57        6.01           9.897        83.21        699
Georgia                                       99          4,999,953.32        2.24           9.813        89.12        700
Hawaii                                        18          1,765,574.40        0.79           9.569        77.97        722
Iowa                                          24            991,518.45        0.44           9.625        90.58        714
Idaho                                         24          1,867,910.79        0.84           8.699        81.83        730
Illinois                                     113          5,919,081.15        2.65           9.239        85.18        703
Indiana                                       46          2,073,782.47        0.93           9.293        84.89        695
Kansas                                        18            783,142.58        0.35          10.269        86.63        683
Kentucky                                      16            649,119.04        0.29           9.259        82.10        719
Louisiana                                     20            859,250.04        0.38          10.000        82.84        698
Massachusetts                                113          7,831,966.06        3.50           8.574        85.64        725
Maryland                                     102          8,319,531.99        3.72           9.080        86.94        712
Maine                                         14            591,791.58        0.26           8.719        79.99        718
Michigan                                     122          5,859,981.79        2.62           9.086        84.30        719
Minnesota                                     50          2,327,014.24        1.04           9.284        88.96        719
Missouri                                      55          2,323,165.31        1.04           9.160        88.76        716
Mississippi                                   12            442,048.72        0.20           9.999        84.54        702
Montana                                       11            462,135.51        0.21           8.539        87.02        719
North Carolina                                68          3,628,979.13        1.62           9.502        85.39        706
North Dakota                                  2              66,286.31        0.03          10.694        87.90        634
Nebraska                                      4             131,777.57        0.06           7.640        73.82        747
New Hampshire                                 29          1,739,695.20        0.78           8.445        82.22        729
New Jersey                                   133          9,931,530.62        4.44           9.041        78.91        714
New Mexico                                    16            910,674.43        0.41           8.945        67.09        707
Nevada                                        57          3,075,182.55        1.38           9.586        79.86        709
New York                                      83          6,531,382.22        2.92           8.845        75.52        719
Ohio                                          41          1,797,999.22        0.80           9.278        87.74        712
Oklahoma                                      20            820,514.20        0.37           8.804        81.46        714
Oregon                                        44          2,375,280.18        1.06           9.877        83.63        700
Pennsylvania                                  96          5,710,537.15        2.56           9.017        82.89        721
Rhode Island                                  7             415,713.81        0.19           8.895        89.71        689
South Carolina                                21          1,164,975.06        0.52           9.264        85.31        719
Tennessee                                     24            910,636.60        0.41           9.187        77.92        705
Texas                                        204          9,788,706.93        4.38           8.781        90.67        719
Utah                                          58          3,361,359.69        1.50           9.978        87.37        702
Virginia                                     122          8,627,006.62        3.86           8.849        84.55        718
Vermont                                       14          1,002,447.77        0.45           8.973        83.70        719
Washington                                   132         10,327,439.77        4.62           8.955        87.55        728
Wisconsin                                     44          2,188,387.26        0.98           9.534        91.20        712
West Virginia                                 10            332,518.27        0.15           9.010        79.25        704
Wyoming                                       9             532,039.21        0.24           9.051        82.17        699
_____________________________________________________________________________________________________________________________
Total:                                      3,403      $223,459,904.83      100.00%         9.217%       84.68%        715
_____________________________________________________________________________________________________________________________

Junior Ratios of Group II
_____________________________________________________________________________________________________________________________
                                                                         Percentage of    Weighted     Weighted    Non-zero
                                                                           loans by        Average      Average    Weighted
                                                           Current          Current         Gross      Original    Average
                                             Number       Principal        Principal      Mortgage     Combined    Credit
Range of Junior Ratios (%)                   of Loans      Balance          Balance         Rate       LTV Ratio     Score
_____________________________________________________________________________________________________________________________
&lt;= 0.00                                     109       $8,563,401.44       3.83%         7.885%       60.04%        720
0.01 - 5.00                                     30          544,317.40       0.24           9.708        81.47        696
5.01 - 10.00                                   257        8,362,328.97       3.74           9.925        81.53        698
10.01 - 15.00                                  762       33,316,957.00       14.91         10.286        86.90        705
15.01 - 20.00                                 1,022      65,590,138.04       29.35          9.756        93.19        713
20.01 - 25.00                                  455       31,543,233.33       14.12          9.226        89.03        718
25.01 - 30.00                                  257       20,282,505.05       9.08           9.140        83.44        708
30.01 - 35.00                                  170       14,204,631.26       6.36           8.570        78.69        721
35.01 - 40.00                                  103       10,740,954.58       4.81           8.141        77.78        723
40.01 - 45.00                                   73        7,555,990.49       3.38           8.195        76.69        721
45.01 - 50.00                                   58        8,367,264.49       3.74           7.547        76.02        732
50.01 - 55.00                                   38        4,267,297.54       1.91           7.919        72.43        728
55.01 - 60.00                                   25        3,472,510.66       1.55           8.062        71.20        730
60.01 - 65.00                                   15        2,513,963.88       1.13           7.303        63.94        715
65.01 - 70.00                                   11        1,783,361.35       0.80           7.312        69.31        759
70.01 - 75.00                                   6           878,814.72       0.39           6.978        72.67        762
75.01 - 80.00                                   7         1,069,432.74       0.48           7.110        69.46        754
80.01 - 85.00                                   3           288,422.99       0.13           9.085        75.93        659
95.01 - 100.00                                  2           114,378.90       0.05           8.036        36.44        740
_____________________________________________________________________________________________________________________________
Total:                                        3,403    $223,459,904.83      100.00%        9.217%       84.68%        715
_____________________________________________________________________________________________________________________________

As of the cut-off date, the non-zero weighted average junior ratio of the loans was approximately
25.07%.

Prepayment Penalty Flag of Group II
_____________________________________________________________________________________________________________________________
                                                                        Percentage of    Weighted     Weighted    Non-zero
                                                                           loans by        Average      Average    Weighted
                                                          Current           Current         Gross      Original    Average
                                            Number       Principal         Principal      Mortgage     Combined    Credit
Prepayment Penalty Flag                    of Loans       Balance           Balance         Rate       LTV Ratio     Score
_____________________________________________________________________________________________________________________________
No Prepayment Penalty                        3,193     $208,634,623.12      93.37%         9.118%       84.20%        716
Prepayment Penalty                            210        14,825,281.71       6.63          10.607        91.39        693
_____________________________________________________________________________________________________________________________
Total:                                       3,403     $223,459,904.83      100.00%        9.217%       84.68%        715
_____________________________________________________________________________________________________________________________

Original Prepayment Penalty Term of Group II
_____________________________________________________________________________________________________________________________
                                                                        Percentage of    Weighted     Weighted    Non-zero
                                                                          loans by        Average      Average    Weighted
                                                          Current          Current         Gross      Original    Average
                                             Number      Principal        Principal      Mortgage     Combined    Credit
Original Prepayment Penalty Term (months)   of Loans      Balance          Balance         Rate       LTV Ratio     Score
_____________________________________________________________________________________________________________________________
                    0                        3,193    $208,634,623.12      93.37%         9.118%       84.20%        716
                    12                         32        2,113,502.09       0.95          10.887        88.90        695
                    24                         7           371,026.28       0.17          10.603        94.13        699
                    36                        171       12,340,753.34       5.52          10.559        91.74        692
_____________________________________________________________________________________________________________________________
Total:                                       3,403    $223,459,904.83      100.00%        9.217%       84.68%        715
_____________________________________________________________________________________________________________________________

                                                   RATING AGENCY CONTACTS

_____________________________________________________________________________________________________________________________
                                               NAME                                                            PHONE EXTENSION
_____________________________________________________________________________________________________________________________
 Moody's:                                     Gregory Gemson                                                   (212) 553-2974

 S&P:                                         Anne Rossman                                                     (212) 438-2610
_____________________________________________________________________________________________________________________________